EXHIBIT 99.1

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                                CREDIT AGREEMENT

                                      among

                              SILGAN HOLDINGS INC.,
                         SILGAN CONTAINERS CORPORATION,
                          SILGAN PLASTICS CORPORATION,

                          CERTAIN OTHER SUBSIDIARIES OF
                              SILGAN HOLDINGS INC.,

                                 VARIOUS BANKS,

                             BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT,

              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                              as SYNDICATION AGENT,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                       and
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                           as CO-DOCUMENTATION AGENTS,

                                       and

                             BANKERS TRUST COMPANY,
              BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION,
                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                                       and
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                                 as CO-ARRANGERS

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                            Dated as of July 29, 1997

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                                       -1-

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                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----

Section 1.  Amount and Terms of Credit.....................................   1
     1.01  Commitments.....................................................   1
     1.02  Minimum Amount of Each Borrowing................................   5
     1.03  Notice of Borrowing.............................................   5
     1.04  Disbursement of Funds...........................................   7
     1.05  Notes...........................................................   8
     1.06  Conversions.....................................................  10
     1.07  Pro Rata Borrowings.............................................  11
     1.08  Interest........................................................  11
     1.09  Interest Periods................................................  12
     1.10  Increased Costs, Illegality, etc................................  13
     1.11  Compensation....................................................  16
     1.12  Change of Applicable Lending Office.............................  17
     1.13  Replacement of Banks............................................  17

Section 2.  Letters of Credit..............................................  19
     2.01  Letters of Credit...............................................  19
     2.02  Minimum Stated Amount...........................................  20
     2.03  Letter of Credit Requests.......................................  20
     2.04  Letter of Credit Participations.................................  21
     2.05  Agreement to Repay Letter of Credit Drawings....................  24
     2.06  Increased Costs.................................................  25

Section 3.  Fees; Commitments; Reductions of Commitments...................  25
     3.01  Fees............................................................  25
     3.02  Voluntary Termination of Revolving Commitments..................  27
     3.03  Mandatory Reduction or Termination of Commitments...............  27

Section 4.  Prepayments; Payments; Commitment Reductions...................  29
     4.01  Voluntary Prepayments...........................................  29
     4.02  Mandatory Prepayments and Commitment Reductions.................  32
     4.03  Method and Place of Payment.....................................  39
     4.04  Net Payments....................................................  40

Section 5.  Conditions Precedent...........................................  42



                                       (i)

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                                                                           Page
                                                                           ----

     5.01  Conditions to Loans on the Initial Borrowing Date...............  42
           (a)  Execution of Agreement; Notes..............................  42
           (b)  Officer's Certificate......................................  42
           (c)  Opinions of Counsel........................................  43
           (d)  Corporate Documents; Proceedings...........................  43
           (e)  Management Agreements; Debt Agreements.....................  44
           (f)  Repayment and Termination of Commitments under the
             Existing Credit Agreement.....................................  44
           (g)  Borrowers/Subsidiaries Guaranty............................  44
           (h)  Pledge Agreement...........................................  44
           (i)  Security Agreement.........................................  45
           (j)  Mortgages; Title Insurance; Surveys, etc...................  46
           (k)  Adverse Change, etc........................................  47
           (l)  Litigation.................................................  48
           (m)  Fees, etc..................................................  48
           (n)  Notices to Holders of Certain Indebtedness.................  48
           (o)  Financial Projections; Pro Forma Balance Sheet.............  49
           (p)  Insurance..................................................  49
     5.02  Conditions to All Credit Events.................................  50
           (a)  No Default.................................................  50
           (b)  Representations and Warranties.............................  50
           (c)  Notice of Borrowing; Letter of Credit Request..............  50
     5.03  Revolving Borrowers, etc........................................  50

Section 6.  Representations, Warranties and Agreements.....................  51
     6.01  Corporate Status................................................  52
     6.02  Corporate Power and Authority...................................  52
     6.03  No Violation....................................................  52
     6.04  Governmental Approvals..........................................  53
     6.05  Pledge Agreements...............................................  53
     6.06  Security Agreement; Mortgages; Real Property....................  53
     6.07  Financial Statements; Financial Condition; etc..................  54
     6.08  Litigation......................................................  55
     6.09  True and Complete Disclosure....................................  56
     6.10  Use of Proceeds; Margin Regulations.............................  56
     6.11  Tax Returns and Payments........................................  56
     6.12  Compliance with ERISA...........................................  57



                                      (ii)

                                                                           Page
                                                                           ----

     6.13  Subordination...................................................  57
     6.14  Subsidiaries....................................................  58
     6.15  Compliance with Statutes, etc...................................  58
     6.16  Investment Company Act..........................................  59
     6.17  Public Utility Holding Company Act..............................  59
     6.18  Labor Relations.................................................  59
     6.19  Patents, Licenses, Franchises and Formulas......................  60

Section 7.  Affirmative Covenants..........................................  60
     7.01  Information Covenants...........................................  60
           (a)  Quarterly Financial Statements.............................  60
           (b)  Annual Financial Statements................................  61
           (c)  Management Letters.........................................  61
           (d)  Budgets; Forecasts.........................................  61
           (e)  Officer's Certificates.....................................  62
           (f)  Notice of Default or Litigation............................  62
           (g)  Other Reports and Filings..................................  63
           (h)  Other Information..........................................  63
     7.02  Books, Records and Inspections..................................  63
     7.03  Maintenance of Property, Insurance..............................  64
     7.04  Corporate Franchises............................................  64
     7.05  Compliance with Statutes, etc...................................  64
     7.06  ERISA...........................................................  65
     7.07  End of Fiscal Years; Fiscal Quarters............................  66
     7.08  Taxes...........................................................  66
     7.09  Additional Security; Further Assurances; etc....................  66
     7.10  Foreign Subsidiaries Security...................................  67
     7.11  Real Estate Appraisals..........................................  68
     7.12  Margin Stock....................................................  68

Section 8.  Negative Covenants.............................................  68
     8.01  Liens...........................................................  69
     8.02  Consolidation, Merger, Sale of Assets, etc......................  72
     8.03  Dividends.......................................................  76
     8.04  Indebtedness....................................................  77
     8.05  Advances, Investments and Loans.................................  80
     8.06  Transactions with Affiliates....................................  82
     8.07  Capital Expenditures............................................  84
     8.08  Interest Coverage Ratio.........................................  85
     8.09  Leverage Ratio..................................................  86
     8.10 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Documents, Certificate of



                                      (iii)

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                                                                           Page
                                                                           ----

           Incorporation, By-Laws and Certain Other Agreements; etc........  86
     8.11  Creation of Subsidiaries........................................  87
     8.12  Limitation on Restrictions on Subsidiary Dividends and Other
           Distributions...................................................  88
     8.13  Limitation on Issuances of Capital Stock........................  89
     8.14  Business........................................................  89
     8.15  Change of Name..................................................  89
     8.16  Designated Senior Indebtedness..................................  90

Section 9.  Events of Default..............................................  90
     9.01  Payments........................................................  90
     9.02  Representations, etc............................................  90
     9.03  Covenants.......................................................  90
     9.04  Default Under Other Agreements..................................  90
     9.05  Bankruptcy, etc.................................................  91
     9.06  ERISA...........................................................  91
     9.07  Pledge Agreement................................................  92
     9.08  Borrowers/Subsidiaries Guaranty.................................  92
     9.09  Security Agreements; Mortgages; Additional Security Documents...  93
     9.10  Judgments.......................................................  93
     9.11  Ownership; Change of Control....................................  93
     9.12  Accounts Receivable Facility....................................  93

Section 10.  Definitions and Accounting Terms..............................  94
     10.01  Defined Terms..................................................  94
     10.02  Principles of Construction..................................... 130

Section 11.  The Administrative Agent and the Co-Arrangers................. 130
     11.01  Appointment.................................................... 130
     11.02  Nature of Duties............................................... 131
     11.03  Lack of Reliance on the Administrative Agent and Co-Arrangers.. 131
     11.04  Certain Rights of the Administrative Agent..................... 132
     11.05  Reliance....................................................... 132
     11.06  Indemnification................................................ 132
     11.07  The Administrative Agent and the Co-Arrangers in Their
            Individual Capacity............................................ 133
     11.08  Holders........................................................ 133
     11.09  Resignation by the Administrative Agent and the Co-Arrangers... 133

Section 12.  Miscellaneous................................................. 134



                                      (iv)

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                                                                           Page
                                                                           ----

     12.01  Payment of Expenses, etc....................................... 134
     12.02  Right of Setoff................................................ 136
     12.03  Notices........................................................ 137
     12.04  Benefit of Agreement........................................... 137
     12.05  No Waiver; Remedies Cumulative................................. 139
     12.06  Payments Pro Rata.............................................. 140
     12.07  Calculations; Computations..................................... 141
     12.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE............... 141
     12.09  Counterparts................................................... 142
     12.10  Effectiveness.................................................. 143
     12.11  Headings Descriptive........................................... 143
     12.12  Amendment or Waiver............................................ 143
     12.13  Survival....................................................... 145
     12.14  Domicile of Loans.............................................. 145
     12.15  Confidentiality................................................ 146
     12.16  Register....................................................... 147
     12.17  Increase of Revolving Loan Commitments; Release of Collateral.. 148
     12.18  Certain Agreements with Respect to the Subordinated Exchange
            Debentures and the 9% Senior Subordinated Debentures........... 149
     12.19  Limitation on Additional Amounts, etc.......................... 149
     12.20  Maximum Amount................................................. 150



SCHEDULES

Schedule I     Commitments
Schedule II    Existing Letters of Credit
Schedule III   Real Property
Schedule IV    Insurance Requirement
Schedule V     Subsidiaries
Schedule VI    Permitted Liens
Schedule VII   Existing Indebtedness
Schedule VIII  Existing Investments
Schedule IX    Bank Addresses



                                       (v)
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EXHIBITS

Exhibit A    Notice of Borrowing
Exhibit B-1  A Term Note
Exhibit B-2  B Term Note
Exhibit B-3  Revolving Note
Exhibit B-4  Swingline Note
Exhibit C    Letter of Credit Request
Exhibit D    Section 4.04(b)(ii) Certificate
Exhibit E-1  Opinion of Frank Hogan, Esq., General Counsel
Exhibit E-2  Opinion of Winthrop, Stimson, Putnam & Roberts
Exhibit F    Officers' Certificate
Exhibit G    Borrowers/Subsidiaries Guaranty
Exhibit H    Pledge Agreement
Exhibit I    Security Agreement
Exhibit J    Election to Become a Revolving Borrower
Exhibit K    Assignment and Assumption Agreement



                                      (vi)

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                  CREDIT  AGREEMENT,  dated as of July 29,  1997,  among  SILGAN
HOLDINGS INC., a Delaware corporation ("Silgan"), SILGAN CONTAINERS CORPORATION, a Delaware corporation ("Containers"), SILGAN PLASTICS CORPORATION, a Delaware corporation ("Plastics"), each other Revolving Borrower (together with Silgan, Containers and Plastics, the "Borrowers," and each individually, a "Borrower"), the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks"), BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as Syndication Agent (in such capacity, the "Syndication Agent"), GOLDMAN SACHS
CREDIT   PARTNERS   L.P.  and  MORGAN   STANLEY   SENIOR   FUNDING,   INC.,   as
Co-Documentation Agents (in such capacity, the "Co-Documentation Agents"), and BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, BANKERS TRUST COMPANY, GOLDMAN SACHS CREDIT PARTNERS L.P. and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Arrangers (in such capacity, the "Co-Arrangers"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H :
                              - - - - - - - - - -

                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrowers the respective credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  Section 1. Amount and Terms of Credit.

                  1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each an "A Term Loan" and, collectively, the "A Term Loans") to Silgan, which A Term Loans:

                  (i) shall, at the option of Silgan, be either Base Rate Loans or Eurodollar Loans, provided that all A Term Loans made as part of the same Borrowing shall, unless



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         otherwise specifically provided herein, be of the same Type; and

                  (ii) shall not exceed for any such Bank, in initial aggregate principal amount, that amount which equals the A Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, A Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each a "B Term Loan" and, collectively, the "B Term Loans") to Silgan, which B Term Loans:

                  (i) shall, at the option of Silgan, be either Base Rate Loans or Eurodollar Loans, provided that all B Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type; and

                  (ii) shall not exceed for any such Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, B Term Loans incurred hereunder may not be reborrowed.

                  (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to each Revolving Borrower, which Revolving Loans:

                  (i) shall, at the option of the respective Revolving Borrower, be either Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type;



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                  (ii)     may be repaid and  reborrowed in accordance  with the
         provisions hereof;

                  (iii) shall not exceed for any such Bank at any time outstanding in respect of all Revolving Borrowers that aggregate principal amount which, when added to the product of (A) such Bank's Adjusted Percentage and (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time; and

                  (iv)  shall  not  exceed  for  all  such  Banks  at  any  time outstanding in respect of all Revolving Borrowers that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

                  (d) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to each Revolving Borrower, which Swingline
Loans:

                  (i)      shall be made and maintained as Base Rate Loans;

                  (ii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iii) shall not exceed in aggregate principal amount at any time outstanding, when added to the sum of



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         (I) the  aggregate  principal  amount of all  Revolving  Loans  made by
         Non-Defaulting Banks then outstanding and (II) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any changes thereto on such date); and

                  (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

                  Notwithstanding  anything  to the  contrary  in  this  Section
1.01(d), BTCo will not make a Swingline Loan after it has received written notice from any Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received written notice of (x) rescission of all such notices from the party or parties originally delivering such notice or notices or (y) the cure or waiver of such Default or Event of Default in accordance with the requirements of this Agreement.

                  (e) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks with Revolving Loan Commitments that BTCo's outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all such Banks (without giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 9) pro rata based on each such Bank's Adjusted Percentage (determined before giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 9), and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) the amount of the Mandatory
Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then



                                       -4-

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satisfied,  (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section 9.05 with respect to any of the Revolving Borrowers), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Revolving Borrowers on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their
respective  Adjusted  Percentages   (determined  before  giving  effect  to  any
termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 9); provided, that (x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount for such Tranche of Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than thirty Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Term Loans or Revolving Loans hereunder (excluding Revolving Loans incurred pursuant to a Mandatory Borrowing), such Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan and at



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least three Business Days' prior notice of each  Eurodollar  Loan to be incurred hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the name of such Borrower, the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute A Term Loans, B Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever a Revolving Borrower desires to incur Swingline Loans hereunder, such Revolving Borrower shall give BTCo not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with each Revolving Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in Section 1.01(e).

                  (c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or BTCo, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, reasonably believed by the Administrative Agent or BTCo, as the case may be, in good faith to be from the president, a vice president, the chief financial officer, the treasurer or an assistant treasurer of such Borrower (or any other officer or employee of such Borrower designated in writing to the Administrative Agent and BTCo by the president, a vice president, the chief financial officer, the treasurer or an assistant treasurer of such Borrower as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent's or BTCo's record of the terms of such telephonic notice of such Borrowing of Loans.

                  1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(e)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the relevant Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                  1.05 Notes. (a) Each Borrower's obligation to pay the principal of, and interest on, all the Loans made by each Bank to such Borrower shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by Silgan substantially in the form of Exhibit B-1 (each an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by Silgan substantially in the form of Exhibit B-2 (each a "B Term Note" and, collectively, the "B Term Notes"),
(iii) if Revolving Loans, by promissory notes duly executed and delivered by each Revolving Borrower substantially in the form of Exhibit B-3 (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by promissory notes duly executed and delivered by each Revolving Borrower substantially in the form of Exhibit B-4 (each a "Swingline Note and, collectively, the Swingline Notes"), in each case with blanks appropriately completed in conformity herewith.

                  (b) The A Term Note issued by Silgan to each Bank with an A Term Loan Commitment or outstanding A Term Loans shall (i) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof),
(ii) be in a stated principal amount equal to the principal amount of the A Term Loans made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of A Term Loans of such Bank at such time) and be payable in the outstanding principal amount of A Term Loans evidenced thereby, (iii) mature on the A Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The B Term Note issued by Silgan to each Bank with a B Term Loan Commitment or outstanding B Term Loans shall (i) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof),
(ii) be in a stated principal amount equal to the principal amount of the B Term Loans made by such Bank on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount equal to the outstanding principal amount of B Term Loans of such Bank at such time) and be payable in the principal amount of the B Term Loans evidenced thereby, (iii) mature on the B Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Revolving Note issued by each Revolving Borrower to each Bank with a Revolving Loan Commitment or outstanding Revolving Loans shall
(i) be payable to such Bank or its registered assigns and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans to such Revolving Borrower evidenced thereby, (iii) mature on the Revolving Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) The Swingline Note issued by each Revolving Borrower to BTCo shall (i) be payable to BTCo or its registered assigns and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of Swingline Loans to such Revolving Borrower evidenced thereby, (iii) mature on the Swingline Expiry Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in the case of the Base Rate Loans evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment and conversion in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the respective Borrower's obligations in respect of such Loans.

                  1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring on or after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Loans made to such Borrower pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that
(i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of
Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each conversion pursuant to this Section 1.06 shall be effected by the respective Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                  1.07 Pro Rata Borrowings. All Borrowings of A Term Loans, B Term Loans and Revolving Loans shall be incurred from the Banks pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments or Revolving Loan Commitments, as the case may be; provided, that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Banks with Revolving Loan Commitments pro rata on the basis of their Adjusted Percentages. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank or Banks to make its or their Loans hereunder.

                  1.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to such Borrower hereunder from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to such Borrower from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest
Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurodollar Loans for which such determination is being made and shall promptly notify the respective Borrower and the respective Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time the respective Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such a Borrowing of Eurodollar Loans (in the case of subsequent Interest Periods), such Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be either a one, two, three, six or, to the extent available to all Banks with obligations in respect of the respective Tranche of Loans, twelve month period, provided that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of A Term Loans or B Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of A Term Loans or B Term Loans, as the case may be, will be required to be made under Section 4.02(b) or 4.02(c), as the case may be, if the aggregate principal amount of A Term Loans or B Term Loans, as the case may be, which have Interest
         Periods which will expire after such date will be in excess of the aggregate principal amount of A Term Loans or B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment; and

                  (vii) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans.

                  If, upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the relevant Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall on such date give notice (by telephone confirmed in writing) to the respective Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the respective Borrowers and the respective Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower agrees, subject to the provisions of Section 12.19 (to the extent applicable), to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice in reasonable detail as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the respective Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding upon all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a) (ii) or (iii), the respective Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section
1.10 (a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) thereof on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan; provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the Effective Date any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrowers jointly and severally agree, subject to the provisions of Section 12.19 (to the extent applicable), to pay to any such Bank, upon such Bank's written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided, that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the respective Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the respective Borrowers' obligations to pay additional amounts pursuant to this
Section 1.10(c).

                  1.11 Compensation. Each Borrower agrees, subject to the provisions of Section 12.19 (to the extent applicable), to compensate each Bank, upon such Bank's written request (which request shall be made in good faith and shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion given by such Borrower (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01, 4.02 or 12.17(a) or as a result of an acceleration of Loans pursuant to Section 9) or conversion of any of such Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of such Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or the respective Notes or
(y) an election made, or action required to be taken, by such Borrower pursuant to Section 1.10(b).

                  1.12 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

                  1.13 Replacement of Banks. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks or (y) if any Bank (A) becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (B) refuses to consent to a proposed change, waiver, discharge or termination with respect to any of the matters set forth in clauses (i) through
(vi), inclusive, of the first proviso in Section 12.12(a) which has been approved by the Required Banks, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") none of whom shall constitute a Defaulting Bank at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent, provided, that:

                  (i)      at the  time  of any  replacement  pursuant  to  this
         Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
         (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) and any Mandatory Borrowing, in each case to the extent such amount was not theretofore funded by such Replaced Bank; and

                  (ii) all obligations (including, without limitation, all obligations under Section 1.11) of the respective Borrowers then owing to the Replaced Bank (other than those specifically described in clause
         (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of all amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the appropriate Borrower, (x) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-

Defaulting Bank, the Adjusted Percentages of the respective Banks shall be automatically adjusted at such time to give effect to such replacement.

                  Section 2.  Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any Revolving Borrower may request that BTCo in its individual capacity issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 5th day (or, in the case of trade Letters of Credit, the 30th day) prior to the Revolving Loan Maturity Date, for the account of such Revolving Borrower, (x) an irrevocable standby letter of credit in a form customarily used by BTCo, or in such other form as has been approved by BTCo, in support of such obligations of Silgan or any of its Subsidiaries as may be requested by the respective Revolving Borrower, and (y) an irrevocable sight trade letter of credit in a form customarily used by BTCo, or in such other form as has been approved by BTCo, in support of commercial transactions of any Revolving Borrower or any of its Subsidiaries (each letter of credit issued pursuant to this Section 2.01(a), together with each letter of credit described in the immediately succeeding sentence, a "Letter of Credit"). It is hereby acknowledged and agreed that each of the letters of credit described in Schedule II (the "Existing Letters of Credit"), which were issued by BTCo under the Existing Credit Agreement and remain outstanding on the Initial Borrowing Date, shall constitute a "Letter of Credit" for all purposes of this Agreement and shall be deemed issued under this Agreement on the Initial Borrowing Date.

                  (b) Subject to and upon the terms and conditions set forth herein, BTCo hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 5th day (or, in the case of trade Letters of Credit, the 30th day) prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Revolving Borrower, one or more Letters of Credit, provided, that BTCo shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain BTCo from issuing such Letter of Credit or any requirement of law applicable to BTCo or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over BTCo shall prohibit, or request that BTCo refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon BTCo with respect to such Letter of Credit any restriction or reserve or capital requirement (for which BTCo is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to BTCo as of the Effective Date and which BTCo in good faith deems material to it; or

                  (ii) BTCo shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed the lesser of (x) $30,000,000 and (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of standby Letters of Credit, one year after the date of issuance thereof (although any such standby Letter of Credit may be extended for successive periods up to one year, but not beyond the Business Day immediately preceding the Revolving Loan Maturity Date, on terms acceptable to BTCo) and (B) in the case of trade Letters of Credit, 180 days after the date of issuance thereof and
(y) the Business Day immediately preceding the Revolving Loan Maturity Date (or the 30th day preceding the Revolving Loan Maturity Date in the case of trade Letters of Credit) and (iii) each Letter of Credit shall be denominated in Dollars.

                  2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to BTCo.

                  2.03 Letter of Credit Requests. (a) Whenever a Revolving Borrower desires that a Letter of Credit be issued for its account, such Revolving Borrower shall give the Administrative Agent and BTCo at least two Business Days' prior written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Revolving Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless BTCo has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5.01 or 5.02, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate
Section 2.01(c), then BTCo may issue the requested Letter of Credit for the account of the respective Revolving Borrower in accordance with BTCo's usual and customary practices. Upon its issuance of, or its entering into any amendment with respect to, any standby Letter of Credit, BTCo shall promptly notify the Administrative Agent and each Bank of such issuance or amendment and deliver to the Administrative Agent and each Bank a copy of the Letter of Credit actually issued or amended, as the case may be.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by BTCo of any Letter of Credit, BTCo shall be deemed to have sold to each Bank with a Revolving Loan Commitment, other than BTCo (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased from BTCo, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the respective Revolving Borrower under this Agreement with respect thereto, in the respective Letter of Credit Fees payable with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 12.04(b) or as a result of Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Adjusted Percentages of the assignor and assignee Bank or all of the Banks with Revolving Loan Commitments, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, BTCo shall not have any obligation relative to the Participants therein other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by BTCo under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for BTCo any resulting liability to any Revolving Borrower, any other Credit Party, any Participant or any other Bank.

                  (c) In the event that BTCo makes any payment under any Letter of Credit and the respective Revolving Borrower shall not have reimbursed such amount in full to BTCo pursuant to Section 2.05(a), BTCo shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of BTCo, the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of BTCo such Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to the Administrative Agent for the account of BTCo, such Participant agrees to pay to the Administrative Agent for the account of BTCo, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of BTCo at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of BTCo such Participant's Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of BTCo such Participant's Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of BTCo such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever BTCo receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of BTCo any payments from the respective Participants pursuant to clause (c) above, BTCo shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each such Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, BTCo shall furnish to such Bank copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the respective Participants to make payments to the Administrative Agent for the account of BTCo with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all
circumstances,   including,   without   limitation,   any   of   the   following
circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which any Revolving Borrower or any other Credit Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, BTCo, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Revolving Borrower or any other Credit Party and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)  the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) Each Revolving Borrower hereby agrees to reimburse BTCo, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by BTCo under any Letter of Credit issued for such Revolving Borrower's account (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment or disbursement with interest on the amount so paid or disbursed by BTCo, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date BTCo was reimbursed therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin in respect of Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the fourth Business Day following notice of such payment or disbursement (although no such notice shall be required to be given if a Default or an Event of Default under Section 9.05 shall exist, in which case interest shall accrue on such amounts as hereinafter provided in this proviso), interest shall thereafter accrue on the amounts so paid or disbursed by BTCo (and until reimbursed by such Revolving Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin in respect of Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with such interest to be payable on demand.

                  (b)  The obligations  of each  Revolving  Borrower  under this
Section 2.05 to reimburse BTCo with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Revolving Borrower may have or have had against any Bank (including in such Bank's capacity as issuer of the Letter of Credit or as a Participant with respect thereto), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a
"Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that no Revolving Borrower shall be obligated to reimburse BTCo for any wrongful payment made by BTCo under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of BTCo.

                  2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in applicable law, rule or regulation, guideline or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by BTCo or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or deem applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by BTCo or participated in by any Participant, or (ii) impose on BTCo or any Participant any other conditions relating, directly or indirectly, to this Agreement or any respective Letter of Credit, and the result of any of the foregoing is to increase the cost to BTCo or any Participant of issuing, maintaining or participating in any such Letter of Credit, or reduce the amount of any sum received or receivable by BTCo or any Participant hereunder, then, upon demand to the respective Revolving Borrower by BTCo or such Participant (a copy of which notice shall be sent by BTCo or such Participant to the Administrative Agent), such Revolving Borrower shall, subject to the provisions of Section 12.19 (to the extent applicable), pay to BTCo or such Participant the additional amount or amounts as will compensate BTCo or such Participant for such increased cost or reduction. A certificate submitted to the respective Revolving Borrower by BTCo or such Participant, as the case may be (a copy of which certificate shall be sent by BTCo or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate BTCo or such Participant as aforesaid, shall be conclusive and binding on such Revolving Borrower, absent manifest error, as to the amount thereof.

                  Section 3.  Fees; Commitments; Reductions of Commitments.

                  3.01  Fees.  (a) Each Revolving Borrower jointly and severally
agrees  to  pay  to  the   Administrative   Agent  for   distribution   to  each
Non-Defaulting Bank with a Revolving

Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to the Applicable Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or upon such earlier date as the Total Revolving Loan Commitment shall have been terminated.

                  (b) Each Revolving Borrower jointly and severally agrees to pay to the Administrative Agent for proportionate distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based upon each such Bank's Adjusted Percentage) a fee in respect of such Non-Defaulting Bank's participation in each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) Each Revolving Borrower jointly and severally agrees to pay to BTCo, for its own account, a facing fee in respect of each Letter of Credit issued by BTCo hereunder (the "Facing Fee"), computed at a rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) Each Revolving Borrower jointly and severally agrees to pay to BTCo, for its own account, in respect of each Letter of Credit issued hereunder, such amount or amounts as BTCo customarily charges as processing fees for issuing, amending and paying on letters of credit.

                  (e) The Borrowers jointly and severally agree to pay to the Administrative Agent and the Co-Arrangers, for their own accounts, such fees as may be agreed to from time to time between the Borrowers and the Administrative Agent and the Co-Arrangers.

                  3.02 Voluntary Termination of Revolving Commitments. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) by any Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), any Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or, if in part, in integral multiples of $1,000,000, provided, that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank and (ii) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction minus (y) such Bank's Adjusted Percentage of the aggregate principal amount of all Swingline Loans then outstanding.

                  (b) In the event of the refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to any of the matters set forth in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which has been approved by the Required Banks, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement
(including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

                  3.03 Mandatory Reduction or Termination of Commitments. (a) The Total Commitment (and the A Term Loan

Commitment, the B Term Loan Commitment and the Revolving Loan Commitment of each
Bank) shall terminate in their entirety on August 31, 1997 unless the Initial Borrowing Date has occurred on or prior to such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment and the Total B Term Loan Commitment (and the A Term Loan Commitment and the B Term Loan Commitment of each Bank) shall terminate in their entirety on the Initial Borrowing Date (after the incurrence of the respective Tranches of Term Loans on such date).

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(d), (e),
(f), (g), (h) or (i) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced on such date by the amount, if any, by which the amount of such required repayment (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

                  (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) on the date on which Silgan Plastics Canada and/or Canadian Holdco enter into the Canadian Credit Facility, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the Dollar equivalent of the amount of the revolving credit facility thereunder on such date and (ii) on each date thereafter on which such revolving credit facility is increased, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to the Dollar equivalent of such increase.

                  (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) on the date on which Silgan or any of its Subsidiaries enters into the Accounts Receivable Facility, the Total Revolving Loan Commitment shall be permanently reduced by an amount equal to

75% of the commitment amount in respect of the revolving facility component of the Accounts Receivable Facility and (ii) on each date thereafter on which the commitment amount of such revolving facility component is increased, the Total Revolving Loan Commitment shall be permanently reduced on each such date by an amount equal to 75% of the amount of such increase.

                  (g) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Bank with such a Commitment.

                  Section 4. Prepayments; Payments; Commitment Reductions.

                  4.01 Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 3:00 P.M. (New York time) on such Business Day) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment, the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and, in the case of any voluntary prepayment of Term Loans, whether or not such prepayment is to be made with Net Equity Proceeds received by Silgan from the sale or issuance of its capital stock or with the Retained Excess Cash Flow Amount, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $250,000 in the case of Swingline Loans), provided, that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and any election of an Interest Period thereafter with respect thereto given by such Borrower shall have no force or effect;

(iii) except as otherwise provided in the proviso to clause (iv) of this Section 4.01(a), each prepayment in respect of any Term Loans made pursuant to this
Section 4.01(a) shall be allocated among the A Term Loans and the B Term Loans on a pro rata basis (based upon the then relative aggregate outstanding principal amounts of A Term Loans and B Term Loans); (iv) each prepayment of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied (1) first, to reduce the A Term Loan Scheduled Repayment and the B Term Loan Scheduled Repayment which are due on December 31 of the year in which such prepayment is made (it being understood that any voluntary prepayments of A Term Loans or B Term Loans pursuant to this Section 4.01(a) which are made in 1997 shall be applied first (A) in the case of A Term Loans, to the A Term Loan Scheduled Repayment which is due on December 31, 1998 and (B) in the case of B Term Loans, to the B Term Loan Scheduled Repayment which is due on December 31, 1997 and then to the B Term Loan Scheduled Repayment which is due on December 31, 1998) and (2) second, to the extent in excess thereof, to reduce the then remaining A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining principal amounts of A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto), provided that any voluntary prepayments of Term Loans which are made with Net Equity Proceeds received by Silgan from the sale or issuance of its capital stock or with the Retained Excess Cash Flow Amount, may be allocated between the A Term Loans and the B Term Loans, or applied solely to the A Term Loans or the B Term Loans, as Silgan shall determine in its sole discretion and, to the extent allocated to any such Tranche of Term Loans, shall be applied (1) first, to reduce the A Term Loan Scheduled Repayment and/or the B Term Loan Scheduled Repayment, as the case may be, which is due on December 31 of the year in which such prepayment is made (it being understood that any such voluntary prepayments of A Term Loans or B Term Loans which are made in 1997 shall be applied first (A) in the case of A Term Loans, to the A Term Loan Scheduled Repayment which is due on December 31, 1998 and (B) in the case of B Term Loans, to the B Term Loan Scheduled Repayment which is due on December 31, 1997 and then to the B Term Loan Scheduled Repayment which is due on December 31, 1998) and (2) second, to the extent in excess thereof, to reduce the then remaining A Term Loan Scheduled Repayments and/or B Term Loan Scheduled Repayments, as the case may be, on a pro rata basis (based upon the then remaining principal amount of A Term Loan Scheduled Repayments and/or B Term Loan Scheduled Repayments, as the case may be); and (v) each prepayment in respect of any Tranche of Loans shall be applied pro rata among the Banks with outstanding Loans of such Tranche, provided that at the respective Revolving Borrower's election in connection with any prepayment of Revolving Loans pursuant to this
Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

                  (b) In the event of the refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to any of the matters described in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which have been approved by the Required Banks, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, fees and other amounts (including, without limitation, all obligations under Section 1.11), then owing to such Bank in accordance with said
Section 12.12(b) so long as (A) the Revolving Loan Commitment, if any, of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  (c) Notwithstanding anything to the contrary contained in this Section 4.01 or elsewhere in this Agreement (including, without limitation, in Section 12.12), at any time that A Term Loans are outstanding, Silgan shall have the option, in its sole discretion, to give the Banks with outstanding B Terms Loans (the "B Banks") the option to waive their pro rata share of a voluntary prepayment of B Term Loans which is to be made pursuant to Section 4.01(a) (such prepayment, a "Waivable Voluntary Prepayment") upon the terms and provisions set forth in this Section 4.01(c). If Silgan elects to exercise the option referred to in the immediately preceding sentence, Silgan shall give to the Administrative Agent written notice of Silgan's intention to give the B Banks the right to waive a Waivable Voluntary Prepayment (including in such notice, the aggregate amount of such proposed prepayment) at least five Business Days prior to the date of the proposed prepayment, which notice the Administrative Agent shall promptly forward to all B Banks (indicating in such notice the amount of such prepayment to be applied to each such B Bank's outstanding B Term Loans). Silgan's offer to permit the B Banks to waive any such

Waivable Voluntary Prepayment may apply to all or part of such prepayment, provided that any offer to waive part of such prepayment must be made ratably to the B Banks on the basis of their outstanding B Term Loans. In the event that any such B Bank desires to waive such B Bank's right to receive its pro rata share of any such Waivable Voluntary Prepayment in whole or in part, such B Bank shall so advise the Administrative Agent no later than 4:00 p.m. (New York time) on the date which is two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such B Bank desires to receive in respect of such prepayment. If any B Bank does not reply to the Administrative Agent within the two Business Days, such B Bank will be deemed not to have waived any part of such prepayment. If any B Bank does not specify an amount it wishes to receive, such B Bank will be deemed to have accepted 100% of its share of such prepayment. In the event that any such B Bank waives all or part of its share of any such Waivable Voluntary Prepayment, the Administrative Agent shall apply 100% of the amount so waived by such B Bank solely to the outstanding A Term Loans in accordance with Section 4.01(a).

                  4.02 Mandatory Prepayments and Commitment Reductions. (a) (i) On any day on which the sum of (I) the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks, (II) the aggregate outstanding principal amount of Swingline Loans and (III) the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Revolving Borrowers shall prepay on such day principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Revolving Borrowers shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Revolving Borrowers to the Non-Defaulting Banks hereunder in a cash collateral account maintained by the Administrative Agent (the "Cash Collateral Account"), provided, that such amounts shall, so long as no Default or Event of Default then exists, be released to the Revolving Borrowers, from time to time in the amount by which the Adjusted Total Revolving Loan Commitment as then in effect exceeds the sum of (I) the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks, (II) the aggregate outstanding principal amount of Swingline Loans and (III) the aggregate amount of the Letter of Credit Outstandings at such time.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Revolving Borrowers shall repay on such day principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Section 4.01(a) and Section 4.02(j), an "A Term Loan Scheduled Repayment"):

         A Term Loan
         Scheduled Repayment Date                           Amount
         ------------------------                           ------

         December 31, 1998                               $25,000,000
         December 31, 1999                               $30,000,000
         December 31, 2000                               $35,000,000
         December 31, 2001                               $40,000,000
         December 31, 2002                               $55,000,000
         December 31, 2003                               $65,000,000

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Section 4.01(a) and Section 4.02(j), a "B Term Loan Scheduled Repayment"):

         B Term Loan
         Scheduled Repayment Date                           Amount
         ------------------------                           ------

         December 31, 1997                              $  1,000,000
         December 31, 1998                              $  2,000,000
         December 31, 1999                              $  2,000,000
         December 31, 2000                              $  2,000,000
         December 31, 2001                              $  2,000,000
         December 31, 2002                              $  2,000,000
         December 31, 2003                              $  2,000,000
         December 31, 2004                              $  2,000,000
         June 30, 2005                                  $185,000,000

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j), provided, however, that no such mandatory repayment or commitment reduction shall be required on any Excess Cash Payment Date to the extent that (i) no Default or Event of Default then exists and (ii) the Leverage Ratio as of the last day of the relevant Excess Cash Payment Period is less than or equal to 3.50:1.00.

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, (x) except as provided in clause (y) below, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets (other than current assets) used or to be used in the businesses of Silgan and its Subsidiaries as are permitted by Section 8.14 within 12 months following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as a mandatory repayment and/or commitment reduction as provided above are not so reinvested within such 12 month period, such remaining portion shall be applied on the last day of such 12 month period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j) and (y) if the cash proceeds from any Asset Sale, or series of related Asset Sales in any 12 month period, in either case equals or exceeds $50,000,000, then 100% of the Net Sale Proceeds therefrom shall be applied on the date of receipt thereof as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, that so long as no Default or Event of Default then exists and such proceeds do not exceed $25,000,000, such proceeds shall not be required to be so applied on such date to the extent that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 12 months following the date of the receipt of such proceeds (or to reimburse Silgan or any such Subsidiary on the date of receipt of such proceeds for amounts theretofore expended by Silgan or such Subsidiary to replace or restore any such properties or assets), and provided further, that (i) if the amount of such proceeds exceeds $25,000,000, then only the portion of such proceeds in excess of $25,000,000 shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j) and (ii) if all or any portion of such proceeds not required to be so applied as a mandatory repayment and/or commitment reduction as provided above are not so used within 12 months after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such 12 month period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from any incurrence by Silgan or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section 8.04 (other than pursuant to clause
(xiv) thereof in respect of any term loans incurred under the Canadian Credit Facility) as such Section is in effect on the Effective

Date), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of
Section 4.02(j).

                  (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, (i) on the date on which Silgan or any of its Subsidiaries receives any cash proceeds from the initial sale of accounts receivable pursuant to the Accounts Receivables Facility, 75% of the cash proceeds therefrom (net of underwriting discounts and commissions and other reasonable costs associated therewith) to the extent that such proceeds relate to a fixed amount of funded principal shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j) and (ii) on each date thereafter on which the fixed amount of funded principal under the Accounts Receivable Facility is increased, 75% of the cash proceeds from such increased amount (net of underwriting discounts and commissions and other reasonable costs associated therewith) shall be applied on each such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

                  (i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from a sale and leaseback transaction for any asset or property of Silgan or any of its Subsidiaries, an amount equal to 75% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, (x) with respect to the first $10,000,000 in the aggregate of such proceeds in any fiscal year of Silgan, none of such Net Sale Proceeds shall be required to be so applied as provided above so long as no Default or Event of Default then exists and (y) to the extent that any such sale and leaseback transaction constitutes an "Asset Sale" under, and as defined in, the Subordinated Exchange Debenture Indenture, the 9% Senior Subordinated Debenture Indenture or any Refinancing Subordinated Indebtedness Documents, 100% of the Net Sale Proceeds therefrom either shall be applied as a mandatory repayment and/or commitment in accordance with the requirements of Section 4.02(j) and/or reinvested in assets (other than current assets) used or to be used in the businesses of

Silgan and its Subsidiaries as are permitted by Section 8.14 within 12 months following the date of such sale and leaseback transaction, and to the extent that all or any portion of such Net Sale Proceeds that have not been applied as a mandatory repayment and/or commitment reduction as provided above are not so reinvested within such 12 month period, such remaining portion shall be applied on the last day of such 12 month period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

                  (j)  Any  amount  required  to be  applied  pursuant  to  this
Section 4.02(j) shall be applied (i) first, as a mandatory repayment of the then outstanding principal amount of Term Loans and (ii) second, to the extent in excess of the amount required to be applied pursuant to the preceding clause
(i), as a mandatory reduction to the Total Revolving Loan Commitment. The amount to be applied to repay principal of outstanding Term Loans shall, except as provided in the proviso below, be allocated among the A Term Loans and the B Term Loans on a pro rata basis (based upon the relative outstanding principal amounts of A Term Loans and B Term Loans), and with the amount allocated to each such Tranche of Term Loans to be applied (1) first, to reduce the A Term Loan Scheduled Repayment and the B Term Loan Scheduled Repayment which is due on December 31 of the year in which such repayment is made (it being understood that any mandatory repayments of A Term Loans or B Term Loans which are required to be applied pursuant to this Section 4.02(j) in 1997 shall be applied first
(A) in the case of A Term Loans, to the A Term Loan Scheduled Repayment which is due on December 31, 1998 and (B) in the case of B Term Loans, to the B Term Loan Scheduled Repayment which is due on December 31, 1997 and then to the B Term Loan Scheduled Repayment which is due on December 31, 1998) and (2) second, to the extent in excess thereof, to reduce the then remaining A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining principal amounts of A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto), provided, however, that with respect to any mandatory repayment of Term Loans pursuant to Section 4.02(g) with proceeds of term loans incurred under the Canadian Credit Facility, such proceeds shall be applied (1) first, to repay outstanding A Term Loans as provided above in this Section 4.02(j) and (2) second, to the extent in excess thereof, to repay outstanding B Term Loans as provided above in this Section 4.02(j).

                  (k) Notwithstanding anything to the contrary contained in this Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 12.12), at any time that A Term Loans are outstanding, Silgan shall have the option, in its sole discretion, to give the B Banks the option to waive their pro rata share of a mandatory repayment of B Term Loans which is to be made pursuant to Section 4.02(d), (e), (f), (g), (h) and/or (i) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions set forth in this Section 4.02(k). If Silgan elects to exercise the option referred to in the immediately preceding sentence, Silgan shall give to the Administrative Agent written notice of Silgan's intention to give the B Banks the right to waive a Waivable Mandatory Repayment (including in such notice, the aggregate amount of such proposed repayment) at least five Business Days prior to the date of the proposed repayment, which notice the Administrative Agent shall promptly forward to all B Banks (indicating in such notice the amount of such repayment to be applied to each such B Bank's outstanding B Term Loans). Silgan's offer to permit the B Banks to waive any such Waivable Mandatory Repayment may apply to all or part of such repayment, provided that any offer to waive part of such repayment must be made ratably to the B Banks on the basis of their outstanding B Term Loans. In the event that any such B Bank desires to waive its pro rata share of such B Bank's right to receive any such Waivable Mandatory Repayment in whole or in part, such B Bank shall so advise the Administrative Agent no later than 4:00 P.M. (New York time) on the date which is two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such B Bank desires to receive in respect of such repayment. If any B Bank does not reply to the Administrative Agent within the two Business Days, such B Bank will be deemed not to have waived any part of such repayment. If any B Bank does not specify an amount it wishes to receive, such B Bank will be deemed to have accepted 100% of its share of such repayment. In the event that any such B Bank waives all or part of its share of any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such B Bank to the outstanding A Term Loans in accordance with Section 4.02(j).

                  (l) On the 30th day preceding February 15 of each year (commencing on the 30th day preceding February 15, 1998), if a Clean-Down Period shall not have occurred since the eleven month period ending on January 16 of such year, the Revolving Borrowers shall repay outstanding Swingline

Loans and/or Revolving Loans in an amount necessary to cause the average Total Unutilized Revolving Loan Commitment to be equal to or greater than $125,000,000 for an entire Clean-Down Period which shall begin (or continue in existence, as the case may be) on or from such date and shall continue until a Clean-Down Period has occurred.

                  (m) With respect to each repayment of any Tranche of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans made pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all such Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) except for the differing treatments of Defaulting Banks and Non-Defaulting Banks as expressly provided in
Section 4.02(a), each repayment of any Tranche of Loans shall be applied pro rata among the Banks with outstanding Loans of such Tranche. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (n) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Loans of a respective Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans and (ii) in the event that any Revolving Borrower is sold pursuant to the terms of this Agreement, all Revolving Loans and Swingline Loans incurred by such Revolving Borrower and outstanding at such time shall be repaid in full at the time of such sale and all Letters of Credit issued for the account of such Revolving Borrower and outstanding at such time shall be cash collateralized in the Cash Collateral Account.

                  4.03  Method  and  Place  of  Payment.  Except  as   otherwise
specifically provided herein, all payments under this Agreement or any Note shall be made to the

Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments. (a) All payments made by each Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, such Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then such Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by the United States as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and to reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to each Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 4224 or 1001 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to each Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify each Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, each

Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to such Borrower such forms required to be provided to such Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  Section 5.  Conditions Precedent.

                  5.01 Conditions to Loans on the Initial Borrowing Date. The obligation of each Bank to make Loans, and the obligation of BTCo to issue Letters of Credit, in each case on the Initial Borrowing Date is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  (a) Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate A Term Note, B Term Note and/or Revolving Note executed by the appropriate Borrower, and to BTCo the appropriate Swingline Notes executed by the appropriate Borrower, in each case in the amount, maturity and as otherwise provided herein.

                  (b) Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated the Initial Borrowing Date signed by the President or any Vice President of Silgan stating that all of the applicable conditions in Sections

         5.01(f), (k), (l) and (m) and 5.02 have been satisfied on such date.

                  (c) Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Frank Hogan, Esq., General Counsel to Silgan, an opinion addressed to the Administrative Agent, the Co-Arrangers and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request, (ii) from Winthrop, Stimson, Putnam & Roberts, counsel to the Borrowers, an opinion addressed to the Administrative Agent, the Co-Arrangers and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request and (iii) from local counsel reasonably satisfactory to the Co-Arrangers, opinions each of which shall be in form and substance reasonably satisfactory to the Co-Arrangers and shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request.

                  (d) Corporate Documents; Proceedings. (i) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and ByLaws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Co-Arrangers.

                  (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Co-Arrangers and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Co-Arrangers reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (e) Management Agreements; Debt Agreements. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of Silgan of (i) all agreements with members of, or with respect to, the management of Silgan or any of its Subsidiaries (collectively, the "Management Agreements") and (ii) the Subordinated Exchange Debenture Indenture and the 9% Senior Subordinated Debenture Indenture (in each case together with all amendments thereto).

                  (f) Repayment and Termination of Commitments under the Existing Credit Agreement. On the Initial Borrowing Date and concurrently with the incurrence of Term Loans and Revolving Loans on such date, the total commitments under the Existing Credit Agreement shall have been terminated, and all loans thereunder shall have been repaid in cash in full, together with all accrued interest and fees thereon, all letters of credit (other than the Existing Letters of Credit, if any) issued thereunder shall have been terminated, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full. The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.01(f) have been satisfied on such date.

                  (g) Borrowers/Subsidiaries Guaranty. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Borrowers/Subsidiaries Guaranty in the form of Exhibit G (as modified, supplemented or amended from time to time, the "Borrowers/Subsidiaries Guaranty"), and the Borrowers/Subsidiaries Guaranty shall be in full force and effect.

                  (h) Pledge Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, and the Pledge Agreement shall be in full force and effect.

                  (i) Security Agreement. On the Initial Borrowing Date, each Credit Party shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

                           (1) proper  Financing  Statements  (Form UCC-1 or the
                  appropriate equivalent) fully executed for filing under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

                           (2) certified  copies of Requests for  Information or
                  Copies (Form UCC-11), or equivalent reports, listing all effective Financing Statements that name Silgan and its Subsidiaries, in each case as debtor and that are filed in the jurisdictions referred to in clause (1) above, together with copies of such other Financing Statements that name Silgan or any of its Subsidiaries as debtor (none of which shall cover the Security Agreement Collateral except to the extent evidencing Permitted Liens);

                           (3) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; and

                           (4) evidence that all other actions  necessary or, in
                  the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

         and the Security Agreement shall be in full force and effect.

                  (j) Mortgages; Title Insurance; Surveys, etc. On the Initial Borrowing Date, the Collateral Agent also shall have received:

                           (x) fully  executed  counterparts  of Mortgages  (or,
                  with the consent of the Administrative Agent with respect to certain of the Existing Mortgages, mortgage amendments to such Existing Mortgages) covering such of the Real Property owned or leased by any Credit Party as shall be designated as such on Schedule III, together with evidence that counterparts of the Mortgages (or mortgage amendments, as the case may be) have been delivered to the title insurance company insuring the Lien of the Mortgages for recording in all places to the extent necessary or desirable, in the reasonable judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage Lien (subject to Permitted Encumbrances relating thereto) on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                           (y) Mortgage Policies on each Mortgaged Property (or,
                  with respect to the Existing Mortgages for which mortgage amendments are delivered, endorsements to the existing Mortgage Policies) issued by title insurers reasonably satisfactory to the Collateral Agent in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its reasonable discretion may request; and

                           (z) a survey, in form and substance reasonably satisfactory to the Collateral Agent, of each owned Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Collateral Agent (or, in the case of a Mortgaged Property subject to an Existing Mortgage, a certificate of an authorized officer of the respective Credit Party certifying that there have been no material changes to such Mortgaged Property since the date of the last survey thereof).

                  (k) Adverse Change, etc. (i) Since December 31, 1996, nothing shall have occurred (and neither the Co-Arrangers nor the Banks shall have become aware of any facts or conditions not previously known) which the Co-Arrangers or the Required Banks shall determine has, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Administrative Agent, the Co-Arrangers or the Banks, or on the ability of any Credit Party to perform its obligations to the Administrative Agent, the Co-Arrangers and the Banks or which has, or could reasonably be expected to have, a materially adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Silgan and its Subsidiaries taken as a whole.

                  (ii) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents, the making of the Loans or issuance of any Letters of Credit.

                  (iii) No consents or approvals shall be required to be obtained by Silgan from the holders of the Subordinated Exchange Debentures or the 9% Senior Subordinated Debentures in connection with the entering into of this Agreement or any of the other documents referred herein (including, without limitation, any of the Security Documents) and the incurrence of all Loans hereunder. The full amount of the Loans may be incurred under the Subordinated Exchange Debentures and the 9% Senior Subordinated Debentures, and all Obligations incurred hereunder and under the other Credit Documents constitute "senior indebtedness" for purposes of the Subordinated Exchange Debentures and the 9% Senior Subordinated Debentures. The Co-Arrangers shall have received evidence (including appropriate legal opinions and a certificate of the chief financial officer of Silgan) in form, scope and substance reasonably satisfactory to them that the matters set forth in this clause (iii) have been satisfied.

                  (l) Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby or which the Co-Arrangers or the Required Banks shall determine could reasonably be expected to have a materially adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Silgan and its Subsidiaries taken as a whole.

                  (m) Fees, etc. On the Initial Borrowing Date, each Borrower shall have paid to the Administrative Agent, the Co-Arrangers and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Administrative Agent, the Co-Arrangers and the Banks to the extent then due.

                  (n) Notices to Holders of Certain Indebtedness. (i) On the Initial Borrowing Date, Silgan shall have delivered to the trustee under the Subordinated Exchange Debenture Indenture, notice to the effect that this Agreement (and only this Agreement) constitutes the "Silgan Credit Agreement" (as defined in the Subordinated Exchange Debenture Indenture), and Silgan shall have taken all other action as may be necessary or, in the reasonable opinion of the Co-Arrangers desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Silgan Credit Agreement" under the Subordinated Exchange Debenture Indenture.

                  (ii)  On  the  Initial   Borrowing  Date,  Silgan  shall  have
         delivered to the Administrative Agent evidence in form, scope and substance reasonably satisfactory to the Co-Arrangers that the matters set forth in this Section 5.01(n) have been satisfied as of such date.

                  (o) Financial Projections; Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, there shall have been delivered to each Co-Arranger (i) detailed projected financial statements for Silgan and its Subsidiaries for the period through December 31, 2005 (the "Projections"), which Projections shall reflect the forecasted financial condition and results of operations of Silgan and its Subsidiaries after giving effect to the transactions contemplated hereby and (ii) an estimated consolidated balance sheet as of June 30, 1997 of Silgan and its Subsidiaries after giving effect to the transactions contemplated hereby, which Projections and balance sheet shall be in form and substance reasonably satisfactory to the Co-Arrangers and the Required Banks. There are no statements or conclusions in any of the Projections which are based upon or include information known to any Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, each Borrower believes that the Projections were reasonable and attainable, it being recognized, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results and that the differences may be material.

                  (p) Insurance. On the Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent certificates from the respective insurer with respect to each insurance policy listed in
         Schedule IV, which certificates shall name the Collateral Agent as an additional insured and/or loss payee and shall state that such insurance shall not be cancelled without at least 30 days' prior written notice by the respective insurer to the Collateral Agent.

                  5.02 Conditions to All Credit Events. The obligation of each Bank to make any Loans (including, without limitation, Loans made on the Initial Borrowing Date), and of BTCo to issue any Letters of Credit, is subject at the time of each such Credit Event, to the satisfaction of the following conditions:

                  (a) No Default. There shall exist no Default or Event of Default.

                  (b) Representations and Warranties. All representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (c) Notice of Borrowing; Letter of Credit Request. Prior to the making of any Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i). Prior to the issuance of any Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and BTCo shall have received a Letter of Credit request meeting the requirements of Section 2.03.

The acceptance of the benefits of each Credit Event (and the occurrence of the Initial Borrowing Date) shall constitute a representation and warranty by each of the Borrowers to each of the Banks that all the applicable conditions specified in this Section 5 are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Required Banks.

                  5.03 Revolving Borrowers, etc. At any time that Silgan desires that an additional Wholly-Owned Domestic

Subsidiary of Silgan become a Revolving Borrower hereunder, such Revolving Borrower shall satisfy the following conditions at the time it becomes a Revolving Borrower:

                    (i) the consent of the Administrative Agent shall have been obtained (which consent shall not be unreasonably withheld or delayed);

                   (ii)   such  Revolving   Borrower  shall  have  executed  and
         delivered Revolving Notes and Swingline Notes satisfying the conditions set forth in Section 1.05;

                  (iii)   such  Revolving   Borrower  shall  have  executed  and
         delivered an Election to Become a Revolving Borrower in the form of Exhibit J, which shall be in full force and effect; and

                   (iv) to the extent any of the documents, writings, records, instruments, consents and opinions that would have been required by Sections 5.01(c) and (d) if such Revolving Borrower had been subject thereto on the Initial Borrowing Date had not been heretofore delivered, such items shall have been delivered to, and shall be reasonably satisfactory to, the Administrative Agent.

                  Section 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue or participate in Letters of Credit, each of the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the refinancing of the Existing Credit Agreement, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on and after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Initial Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); provided, that each Revolving Borrower makes the following representations, warranties and agreements only as to itself and its Subsidiaries:

                  6.01  Corporate  Status.  Each  Credit  Party  and each of its
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in those jurisdictions where the failure to be so qualified could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

                  6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, nor compliance by it with any of the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Credit Party or any of its Subsidiaries.

                  6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and except for any filings of financing statements, mortgages and other documents required by the Security Documents, all of which have been made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

                  6.05 Pledge Agreements. The security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledge Agreement Collateral subject to no Lien of any other Person. No consents, filings or recordings are required in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by the Pledge Agreement.

                  6.06 Security Agreement; Mortgages; Real Property. (a) The Security Agreement creates, in favor of the Collateral Agent for the benefit of the Secured Creditors, a valid and enforceable perfected security interest in and Lien on all of the Security Agreement Collateral referred to therein, as may be perfected by the filing of financing statements or by the taking of possession by the Collateral Agent, superior to and prior to the rights and Liens of all third Persons and subject to no other Liens other than Permitted Liens. Except as have been obtained or made, no consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the Security Agreement. At the time of the granting of any security interests pursuant to the Security Agreement, the respective Credit Party thereunder shall have good and marketable title to all Security Agreement Collateral referred to therein free and clear of all Liens except those described above in this Section 6.06.

                  (b) The Mortgages create a valid and enforceable perfected security interest in and Lien on all of the respective Mortgaged Properties, in favor of the Collateral

Agent for the  benefit of the  Secured  Creditors,  superior to and prior to the rights and Liens of all third Persons and subject to no other Liens other than Permitted Encumbrances. No consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the Mortgages, except for the filings and recordings of the Mortgages (or mortgage amendments, as the case may be). At the time of the granting of any Mortgage, the respective mortgagor shall have good and marketable title (subject to the respective Permitted Encumbrances) to all Mortgaged Properties covered thereby, free and clear of Liens except those described in the second preceding sentence. Schedule III sets forth all Real Property owned and leased (beneficially or otherwise) by each Credit Party (all as indicated therein) on the Initial Borrowing Date.

                  (c) The Additional Security Documents, after the execution and delivery thereof, will create, in favor of the Collateral Agent for the benefit of the Secured Creditors, a valid and enforceable perfected security interest in and Lien on all of the Additional Collateral, superior to and prior to the rights and Liens of all third Persons and subject to no other Liens other than Permitted Liens existing on the date of execution of such Additional Security Documents. The respective Credit Party will have good and marketable title to the respective Additional Collateral, free and clear of all Liens, except those described in the preceding sentence.

                  6.07 Financial Statements; Financial Condition; etc. (a) The statements of consolidated and consolidating financial condition of Silgan and its Subsidiaries at December 31, 1996 and March 31, 1997 and the related consolidated and consolidating statements of income and cash flow of Silgan and its Subsidiaries for the fiscal year and three-month period ended on such date, as the case may be (which (x) in the case of the financial statements for the fiscal year ended on December 31, 1996, have been certified by nationally recognized independent certified public accountants satisfactory to the Co-Arrangers and (y) in the case of all such financial statements, have heretofore been furnished to the Banks), present fairly the financial position of Silgan and its Subsidiaries at the date of such statements and for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1996, there has been no material adverse change in the operations, business, property, assets or condition

(financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  (b) On the Initial Borrowing Date and after giving effect to the transactions and financings contemplated hereby, (i) the sum of the assets of each of Silgan and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis), at a fair valuation, will exceed its respective liabilities, including contingent liabilities, (ii) each of Silgan and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis) will have sufficient capital with which to conduct its respective businesses and
(iii) each of Silgan and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis) will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6.07(b), "debt" means any liability on a claim, and "claim" means (x) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except as fully disclosed in the financial statements delivered pursuant to clause (ii) of the first sentence of Section 5.01(o) and pursuant to Section 6.07(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Silgan or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), which, either individually or in the aggregate, would be material to Silgan and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, each Borrower knows of no Material Loss Contingency (as defined in Statements of Financial Accounting Standards No. 5) as to Silgan and its Subsidiaries taken as a whole.

                  6.08 Litigation. There are no actions, suits, investigations or proceedings pending or, to the best of the knowledge of any Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  6.09 True and Complete Disclosure. To the best of each Borrower's knowledge after due inquiry, this Agreement and all other written information furnished to the Banks by or on behalf of the Borrowers in connection herewith did not taken as a whole contain any untrue statement of material fact or omit to state a material fact necessary in order to make the information contained herein and therein not misleading.

                  6.10 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans shall be used (i) to finance the repayment of amounts owing pursuant to the Existing Credit Agreement and (ii) to pay the fees and expenses incurred in connection with the transactions contemplated hereby.

                  (b) The proceeds of all Revolving Loans and Swingline Loans incurred by each Revolving Borrower shall be utilized (i) (x) to finance the repayment of amounts owing pursuant to the Existing Credit Agreement and (y) to pay the fees and expenses incurred in connection with the transactions contemplated hereby and (ii) for such Revolving Borrower's general corporate and working capital purposes and for the general corporate and working capital purposes of its respective Subsidiaries, including the payment of Dividends, the repayment of certain Indebtedness, the financing of Permitted Acquisitions and the making of Investments, in each case to the extent and for the purposes permitted herein.

                  (c) No part of any Credit Event (or the proceeds thereof) will be used by any Borrower or any Subsidiary thereof to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock except to the extent permitted by Section 8.03(iv). The value of all Margin Stock at any time owned by Silgan and its Subsidiaries does not, and will not, exceed 25% of the value of the assets of Silgan and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  6.11 Tax Returns and Payments. Each of the Borrowers and each of its Subsidiaries has filed all federal tax returns and all material state and other tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for immaterial taxes. Each of the Borrowers and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Borrower) for the payment of, all federal and material state and other income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  6.12 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Plan is insolvent or in reorganization; no Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has a material Unfunded Current Liability; no Plan has an accumulated or waived material funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; no Borrower nor any Subsidiary of any Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) pursuant to
Section 4062, 4063 or 4064 of ERISA or a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) pursuant to Section 515, 4201 or 4204 of ERISA; no proceedings have been instituted to terminate any Plan; and no condition exists which presents a material risk to any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA or the Code; no lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and each of the Borrowers and their Subsidiaries may terminate contributions to any other employee benefit plans maintained by them (except as provided pursuant to collective bargaining agreements) without incurring any material liability to any person interested therein other than with respect to benefits accrued prior to the date of termination. Notwithstanding anything to the contrary contained in this Section 6.12, all representations and warranties made in this Section 6.12 with respect to a Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall be to the best knowledge of the Borrowers.

                  6.13 Subordination. The subordination provisions contained in all notes, debentures and other instruments entered into or issued in respect of
(i) the Subordinated Exchange Debentures, (ii) the 9% Senior Subordinated Debentures and (iii) any Refinancing Subordinated

Indebtedness, in each case are, or will be, enforceable against the issuer of the respective security and the holders thereof and the Loans and all other Obligations are, or will be, within the definition of "Senior Indebtedness" contained therein.

                  6.14 Subsidiaries. Schedule V correctly sets forth, as of the Initial Borrowing Date, each of the Subsidiaries of Silgan, the percentage ownership (direct or indirect) of Silgan in each class of capital stock or other equity interest of its Subsidiaries and also identifies the direct owner thereof.

                  6.15 Compliance with Statutes, etc. (a) Each Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for any failure to be in compliance therewith which could not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  (b) Each Borrower and each of its Subsidiaries has complied with all applicable federal, state and local environmental laws (including, without limitation, RCRA and CERCLA), regulations and ordinances governing its business products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products, and none of the Borrowers nor any of their Subsidiaries is liable for any penalties, fines or forfeitures. All licenses, permits or registrations required for the business of the Borrowers and their Subsidiaries, as presently conducted, under any federal, state or local environmental laws, regulations or ordinances have been secured and each of the Borrowers and their Subsidiaries is in substantial compliance therewith. None of the Borrowers nor any of their Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any such Person is a party and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a noncompliance, breach of or default thereunder. There are no legal or governmental proceedings pending or, to the best of the Borrowers' knowledge after reasonable investigation, threatened which (a) question the validity, term or entitlement of any Borrower or any of its Subsidiaries of or to any material permit, license, order or registration required for the operation of any facility which any Borrower or any of its Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding could have a adverse effect on the financial viability of any of its facilities. To the best of the Borrowers' knowledge and belief, none of the Borrowers nor any of their Subsidiaries has disposed of or otherwise discharged any hazardous waste, toxic substances or similar materials, the disposal of which could give rise to any liability under applicable environmental laws and regulations. Notwithstanding anything to the contrary in this Section 6.15(b), the representations and warranties made in this Section 6.15(b) shall only be untrue if the aggregate effect of all failures, noncompliances and penalties, fines or forfeitures of the types described above in this Section 6.15(b) could reasonably be expected to have a material adverse effect on the business, operations, property, assets, or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  6.16 Investment Company Act. None of the Borrowers nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.17 Public Utility Holding Company Act. None of the Borrowers nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.18 Labor Relations. None of the Borrowers nor any of their respective Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on Silgan and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them and (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  6.19 Patents, Licenses, Franchises and Formulas. Each of the Borrowers and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could not reasonably be expected to result in a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  Section 7. Affirmative Covenants. The Borrowers jointly and severally covenant and agree (provided that each Revolving Borrower covenants and agrees only as to itself and its Subsidiaries) that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  7.01  Information Covenants. Silgan will furnish to each Bank:

                  (a) Quarterly Financial Statements. Within 60 days (or 120 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of Silgan, the consolidated and consolidating balance sheets of Silgan and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and cash flow for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, treasurer or controller of Silgan, subject to normal year-end audit adjustments.

                  (b) Annual Financial Statements. Within 120 days after the close of each fiscal year of Silgan, the consolidated and consolidating balance sheets of Silgan and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing reasonably acceptable to the Co-Arrangers, and in the case of the consolidating financial statements, by the chief financial officer, treasurer or controller of Silgan, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Silgan and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (c)  Management  Letters.   Promptly  after  Silgan's  receipt
         thereof, a copy of any "management letter" received by Silgan from its certified public accountants.

                  (d) Budgets; Forecasts. Within 60 days after the first day of each fiscal year of Silgan, (i) a budget in form and scope reasonably satisfactory to the Co-Arrangers (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Silgan for each of the twelve months beginning on the first day of such fiscal year accompanied by the statement of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby and (ii) a forecast of operations and sources and uses of cash for the five-year period beginning on the first day of such fiscal year, setting forth the assumptions made in preparing such forecast and accompanied by the statement of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer's knowledge, the forecast is a reasonable estimate for the period covered thereby.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish (i) in the case of the statements delivered pursuant to Section 7.01(a), (I) whether the Borrowers were in compliance with the provisions of Sections 4.02(e), 4.02(f), 4.02(g), 4.02(i), 8.03(iii), 8.03(iv),
         8.04(xiii), 8.05(xiii), 8.08 and 8.09 at the end of such fiscal quarter, (II) the amount of Cumulative Consolidated Net Income, the Net Equity Proceeds Amount, the Permitted Additional Investment Basket Amount and the Retained Excess Cash Flow Amount at the end of such fiscal quarter, and (III) the Interest Reduction Discount and the Applicable Commitment Commission Percentage at such time, and (ii) in the case of the statements delivered pursuant to Section 7.01(b), (I) the amount of the Excess Cash Flow for the respective fiscal year, (II) the amount of any mandatory prepayments and/or commitment reductions required pursuant to Sections 3.03 and/or 4.02 during such fiscal year,
         (III) whether the Borrowers were in compliance with the provisions of Sections 8.03, 8.04, 8.05 and 8.07 through 8.09, inclusive, at the end of such fiscal year, (IV) the amount of Cumulative Consolidated Net Income, the Net Equity Proceeds Amount, the Permitted Additional Investment Basket Amount and the Retained Excess Cash Flow Amount at the end of such fiscal year, and (V) the Interest Reduction Discount and the Applicable Commitment Commission Percentage at such time.

                  (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental proceeding pending (x) against any Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole or (y) with respect to any Credit Document and (iii) any other event (including any such event relating to environmental matters) which is likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, (i) which any Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC") or (ii) which Silgan shall deliver to the holders of, or to the trustee with respect to, the Subordinated Exchange Debentures, the 9% Senior Subordinated Debentures or any Refinancing Subordinated Indebtedness.

                  (h)  Other   Information.   From  time  to  time,  such  other
         information or documents (financial or otherwise) as the Administrative Agent, any Co-Arranger or the Required Banks may reasonably request.

                  7.02 Books, Records and Inspections. Each of the Borrowers will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each of the Borrowers will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent, any Co-Arranger or any Bank to visit and inspect, under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and, under guidance of officers of such Borrower or such Subsidiary, to examine the books of account of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent public accountants (so long as an officer of such Borrower or Subsidiary is present), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent, such Co-Arranger or such Bank may request upon reasonable prior notice. In connection with the foregoing, the Administrative Agent, the Co-Arrangers and the Banks agree to keep any information delivered or made available by the Borrowers which the Borrowers clearly indicate to be confidential information confidential in accordance with Section 12.15.

                  7.03 Maintenance of Property, Insurance. Schedule IV sets forth a true and complete listing of all insurance maintained by each of the Borrowers and its Subsidiaries as of the Effective Date, with the amounts insured on the Effective Date set forth therein. Each of the Borrowers will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in reasonable working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent with prudent risk management and industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

                  7.04 Corporate Franchises. Each of the Borrowers will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents, except for those rights, franchises, licenses and patents the loss of which could not reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole, provided, however, that nothing in this Section 7.04 shall prevent (i) the withdrawal by any Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole or (ii) any transaction permitted by Section 8.02.

                  7.05 Compliance with Statutes, etc. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for any failure to be in compliance therewith which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

                  7.06 ERISA. As soon as possible and in any event within 30 days after any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know that a Reportable Event has occurred with respect to a Plan (except to the extent that such Borrower has previously delivered to the Banks a certificate and notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b) (1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days, that with respect to a Plan, a material accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, that a Plan has been or is likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has a material Unfunded Current Liability, that proceedings have been instituted or may reasonably be expected to be instituted to terminate a Plan, or that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate will incur or is likely to incur any material liability to or on account of a Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) under Section 4062, 4063 or 4064 of ERISA, or which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) under Section 515, 4201 or 4204 of ERISA, such Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of such Borrower setting forth details as to such occurrence and action, if any, which such Borrower or Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by such Borrower or Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. Each Borrower will deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the annual report (Form
5500) of each Plan that is not (i) a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or (ii) a Plan which is no longer maintained or contributed to by any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate, in each case which is required to be filed with the Internal Revenue Service. Copies of any other notices required to be delivered to the Banks hereunder shall be delivered no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Borrower or any of its Subsidiaries or any ERISA Affiliate.

                  7.07 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  7.08 Taxes. Each of the Borrowers will, and will cause each of its Subsidiaries to, pay when due all taxes which, if not paid when due, could reasonably be expected to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole, except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of Silgan) have been established with respect thereto.

                  7.09 Additional Security; Further Assurances; etc. (a) (i) Each of the Borrowers will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent, for the benefit of the Banks and the other Secured Creditors described in the Security Documents, security interests and mortgages in such assets and properties of such Borrower or such Subsidiary Guarantors as are not covered by the original Security Documents or as may be requested from time to time by the Required Banks (the "Additional Security Documents"). Such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall (except as otherwise consented to by the Required Banks) constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens, except such Liens as are permitted by Section 8.01. The Additional Security Documents or other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the Banks and the other Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 7.09(a) shall not apply to any operating lease which by its terms prevents the respective Credit Party from granting a security interest therein, provided that such Credit Party shall use reasonable good faith efforts at the time it enters into any such lease, to have any such restrictive terms eliminated.

                  (b) Each of the Borrowers will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents or Additional Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 7.09 has been complied with.

                  (c) Each of the Borrowers agrees that each action required by this Section 7.09 shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Required Banks.

                  7.10 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code and at the request of the Administrative Agent, any Co-Arranger or the Required Banks, counsel for Silgan acceptable to the Administrative Agent and the Co-Arrangers does not within 30 days after such request deliver a written opinion, in form and substance reasonably satisfactory to the Administrative Agent and the Co-Arrangers, with respect to any Foreign Subsidiary whose capital stock is owned by a Credit Party, to the effect that a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory notes issued by such Foreign Subsidiary to Silgan or any other Credit Party, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent, then in the case of a failure to deliver the opinion described above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to (and to the extent required by) the Pledge
Agreement, shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement. The Banks understand and agree that to the extent the capital stock of Canadian Holdco, Silgan Plastics Canada or any other Subsidiary of Canadian Holdco is required to be pledged pursuant to the Canadian Credit Facility such capital stock shall not be required to be pledged pursuant to this Agreement (and to the extent that such capital stock has theretofore been pledged pursuant to the Pledge Agreement such capital stock shall be released from the Liens created thereunder).

                  7.11 Real Estate Appraisals. In the event that the Administrative Agent, any Co-Arranger or the Required Banks at any time after the Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Collateral Agent or the Required Banks after the Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34- Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent, such Co-Arranger or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of Silgan, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be reasonably satisfactory to the Co-Arrangers.

                  7.12 Margin Stock. Each of the Borrowers will, and will cause each of their respective Subsidiaries to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to any Security Document shall constitute Margin Stock.

                  Section 8. Negative Covenants. Each of the Borrowers jointly and severally covenants and agrees (provided that each of Containers and Plastics covenants and agrees only as to itself and its Subsidiaries) that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other

Obligations incurred hereunder and thereunder, are paid in full:

                  8.01 Liens. None of the Borrowers will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to any Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, "Permitted Liens"):

                  (i) inchoate Liens for taxes not yet due and payable, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Silgan) have been established;

                  (ii) Liens in respect of property or assets of any Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

                  (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule VI, plus any renewals, replacements and extensions of any such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension,
         (y) the terms of any such Indebtedness are no more restrictive in any material respect than the terms of the Indebtedness being renewed, replaced or extended and (z) any such renewal, replacement or extension does not encumber any additional assets or properties of Silgan or any of its Subsidiaries;

                  (iv)  Liens created pursuant to the Security Documents;

                  (v)   pledges  or  deposits   in  connection   with   worker's
         compensation,   unemployment   insurance  and  other  social   security
         legislation;

                  (vi) deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, provided that the aggregate amount of cash and value of non-cash collateral so deposited shall at no time exceed $5,000,000;

                  (vii) Permitted Encumbrances on the Mortgaged Properties, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances which do not materially interfere with the ordinary conduct of the business of any Borrower or any of its Subsidiaries and which do not materially detract from the value of the property to which they attach or impair the use thereof to any Borrower or any of its Subsidiaries;

                  (viii) Liens created by virtue of Capitalized Lease Obligations, provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective capitalized lease;

                  (ix) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of any Borrower or any of its Subsidiaries;

                  (x) Liens placed upon equipment, machinery or other materials used in the ordinary course of business of any Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) at the time of the acquisition thereof by such Borrower or such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or other materials or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (x) shall not at any time exceed $15,000,000 and (y) in all events, the Lien encumbering the equipment, machinery or other materials so acquired does not encumber any other asset of such Borrower or such Subsidiary (other than the proceeds of such equipment, machinery or other materials);

                  (xi) statutory and common law landlords' liens under leases to which any Borrower or any of its Subsidiaries is a party;

                  (xii) Liens existing on any asset prior to the acquisition thereof pursuant to a Permitted Acquisition so long as any such Liens were not created in contemplation of such acquisition, any such Liens do not extend to any other assets of any Borrower or any of its Subsidiaries and the secured Indebtedness assumed in connection with the Permitted Acquisition does not exceed 30% of the total value of the assets so acquired, plus any renewals, replacements and extensions of any such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension plus the reasonable fees and expenses incurred in connection therewith, (y) the terms of any such Indebtedness are no more restrictive in any material respect than the terms of the Indebtedness being renewed, replaced or extended and (z) any such renewal, replacement or extension does not encumber any additional assets or properties of Silgan or any of its Subsidiaries;

                  (xiii) Liens granted by the Receivables Subsidiary on those accounts receivable and related assets sold by it pursuant to the Accounts Receivable Facility Documents to the extent that such Liens are created by the Accounts Receivable Facility Documents;

                  (xiv) Liens on the capital stock of Canadian Holdco and on the assets of Canadian Holdco and/or any of its Subsidiaries to secure the obligations under the Canadian Credit Facility so long as such Liens do not extend to any other assets of any Borrower or any of its other Subsidiaries;

                  (xv) Liens arising out of judgments or awards in respect of which Silgan or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of such judgments and the aggregate amount of any cash and the fair market value of any property pledged by Silgan and its Subsidiaries to secure such Liens does not exceed $7,500,000 at any time outstanding;

                  (xvi)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

                  (xvii) Liens (other than in respect of the Receivables Subsidiary) not otherwise permitted by the provisions of this Section
         8.01 to the extent securing liabilities not in excess of $15,000,000, provided, however, that if such Liens are consensual Liens, those Liens shall not encumber properties or assets with an aggregate fair value in excess of $20,000,000.

                  8.02 Consolidation, Merger, Sale of Assets, etc. None of the Borrowers will, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time unless any such agreement is expressly made subject to obtaining the consent of the Required Banks), or permit any of its Subsidiaries so to do any of the foregoing, except that:

                  (i) such Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business and sales of other assets in the ordinary course of business not in excess of $500,000 per sale or series of related sales in any twelve month period;

                  (ii) such Borrower and its Subsidiaries may, in the ordinary course of business, sell equipment and materials which are uneconomic or obsolete;

                  (iii) Capital Expenditures shall be permitted (other than by the Receivables Subsidiary) to the extent not in violation of Section 8.07;

                  (iv) the Designated Credit Parties and the Receivables Subsidiary may transfer and sell accounts receivable and related assets pursuant to, and in accordance with the terms of, the Accounts Receivable Facility Documents;

                  (v) Subsidiaries of Silgan may enter into sale and leaseback transactions with respect to their equipment and Real Property, so long as (u) no Default or Event of Default then exists or would result therefrom, (v) each such sale and leaseback transaction is in an arm's-length transaction and the respective Subsidiary receives at least fair market value (as determined in good faith by Silgan or such Subsidiary), (w) the total consideration received by such Subsidiary is cash and is paid at the time of the closing of such sale, (x) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(i), (y) the aggregate amount of proceeds received from all sale and leaseback transactions pursuant to this clause (v) shall not exceed $50,000,000 in any fiscal year of Silgan and (z) the aggregate amount of proceeds received from all sale and leaseback transactions pursuant to this clause (v) shall not exceed $100,000,000;

                  (vi) such Borrower and its Subsidiaries may sell other assets (other than (i) accounts receivable, (ii) pursuant to a sale and leaseback transaction or (iii) the capital stock of the Receivables Subsidiaries or the capital stock of any Subsidiary Guarantor unless all of such capital stock of such Subsidiary Guarantor is sold), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm's-length transaction and such Borrower or such Subsidiary receives at least fair market value (as determined in good faith by such Borrower or such Subsidiary, as the case may be), (x) the total consideration received by such Borrower or such Subsidiary is at least 80% cash and such cash is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(e) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (vi) shall not exceed $100,000,000;

                  (vii)   Investments may be  made to the  extent  permitted  by
         Section 8.05;

                  (viii) any Subsidiary Guarantor may merge with and into any other Subsidiary Guarantor so long as (i) if only one such Subsidiary Guarantor is a Wholly-Owned Subsidiary of Silgan, such Wholly-Owned Subsidiary is the surviving corporation of such merger, (ii) if only one such Subsidiary Guarantor also is a Revolving Borrower, such Revolving Borrower is the surviving corporation of such merger, (iii) the security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Security Documents in the assets of the Subsidiary Guarantor which is being merged out of existence shall remain in full force and effect and perfected and (iv) if the Subsidiary Guarantor that is being merged out of existence is a non-Wholly-Owned Subsidiary of Silgan, the only consideration paid to the minority shareholders of such non-Wholly-Owned Subsidiary is common stock of Silgan, Qualified Preferred Stock of Silgan and/or cash and with the payment of the merger consideration to be treated as a Permitted Acquisition made pursuant to (and Silgan shall be required to satisfy the requirements of) Section 8.02(x);

                  (ix) any Subsidiary of Silgan (other than a Subsidiary Guarantor and the Receivables Subsidiary) may merge with and into any other Subsidiary of Silgan (other than the Receivables Subsidiary) so long as (i) in the case of any merger involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger,
         (ii) in the case of any merger involving a Revolving Borrower, the Revolving Borrower is the surviving corporation of such merger, (iii) if only one such Subsidiary is a Wholly-Owned Subsidiary of Silgan, such Wholly-Owned Subsidiary is the surviving corporation of such merger and (iv) if the Subsidiary that is being merged out of existence is a non-Wholly-Owned Subsidiary of Silgan, the only consideration paid to the minority shareholders of such non-Wholly-Owned Subsidiary is common stock of Silgan, Qualified Preferred Stock of Silgan and/or cash and with the payment of the merger consideration to be treated as a Permitted Acquisition made pursuant to (and Silgan shall be required to satisfy the requirements of) Section 8.02(x);

                  (x) Silgan and its Wholly-Owned Subsidiaries (other than the Receivables Subsidiary) may acquire at least 80% of the capital stock of, and Wholly-Owned Subsidiaries of Silgan (other than the Receivables Subsidiary) may acquire all or substantially all of the assets of, any Person (or any product line or division of such Person) so long as (i) no Default or Event of Default then exists or would result therefrom,
         (ii) to the extent any such acquisition is structured as a merger, such acquisition must be effected by a Wholly-Owned Subsidiary of Silgan which shall be the surviving corporation of such merger, (iii) to the extent applicable, all of the provisions of Section 8.11 shall have been complied with in respect of such acquisition, (iv) the Person or assets so acquired was engaged or were used, as the case may be, primarily in the packaging business, (v) the only consideration paid by Silgan or the respective Wholly-Owned Subsidiary consists of cash, common stock of Silgan, Qualified Preferred Stock of Silgan and/or Indebtedness permitted to be incurred under Sections 8.04(xi) and
         (xvii) and (vi) at least 5 Business Days prior to the consummation of any such acquisition in which the aggregate purchase price, together with the aggregate amount of Indebtedness assumed in connection therewith, equals or exceeds $5,000,000, Silgan shall have delivered to the Administrative Agent a certificate of its chief financial officer setting forth (in reasonable detail) the recalculation of the Leverage Ratio on a Pro Forma Basis for the Test Period then most recently ended prior to the date of such acquisition for which financial statements have been delivered to the Banks under this Agreement, and such recalculation shall show that Silgan would have been in compliance with
         Section 8.09 as of the last day of such Test Period (any acquisition pursuant to this Section 8.02(x), a "Permitted Acquisition").

To the extent any Collateral is sold as permitted by this Section 8.02 or the Required Banks waive the provisions of this Section 8.02 with respect to the sale of any Collateral as provided in Section 12.12 such Collateral in each such case shall be sold free and clear of the Liens created by the Security Documents and the Administrative Agent and

Collateral Agent shall be authorized to take any action deemed appropriate to effect the foregoing.

                  8.03 Dividends. None of the Borrowers will, nor will it permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to such Borrower or any of its Subsidiaries, except that:

                  (i) any Subsidiary of Silgan may pay cash Dividends to Silgan or to a Wholly-Owned Subsidiary of Silgan;

                  (ii) any non-Wholly-Owned Subsidiary of Silgan may pay cash Dividends to its shareholders or partners generally so long as (x) the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such cash Dividends receives at least its proportionate share thereof (based upon its relative holdings of the equity interest or interests in the Subsidiary paying such cash Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary) and (y) no cash Dividends may be paid by any Subsidiary of the Borrower pursuant to this clause (ii) at any time that any Intercompany Loans are outstanding to such Subsidiary;

                  (iii) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends (other than to repurchase or redeem any shares of its capital stock) so long as the aggregate amount of such cash Dividends paid on or after the Initial Borrowing Date pursuant to this clause (iii) does not exceed an amount equal to the sum of (1) $6,000,000 in any fiscal year of Silgan plus
         (2) the remainder of, if positive, (x) 50% of Cumulative Consolidated Net Income (it being understood that if Cumulative Consolidated Net Income is less than zero, then minus 100% of the amount of such loss) minus (y) the amount of Dividends paid pursuant to clause (iv) of this
         Section 8.03 in excess of $25,000,000;

                  (iv) so long as no Default or Event of Default then exists or would result therefrom, Silgan may redeem or repurchase shares of its capital stock and/or pay cash Dividends on its Qualified Preferred Stock in an aggregate amount not to exceed the sum of (1) $25,000,000 plus (2) the remainder of, if positive, (x) 50% of Cumulative Consolidated Net Income (it being understood that if Cumulative Consolidated Net Income is less than zero, then minus 100% of the amount of such loss) minus (y) the amount of cash Dividends paid pursuant to clause (iii) of this Section 8.03 in excess of $6,000,000 in any fiscal year of Silgan plus (3) the Net Equity Proceeds Amount at such time; and

                  (v) so long as no Default or Event of Default then exists or would result therefrom, Silgan may make the required payments with respect to certain stock options as provided in its 1989 stock option plan in an aggregate amount not to exceed $1,500,000 for all such payments.

                  8.04 Indebtedness. None of the Borrowers will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i)  Indebtedness incurred under the Credit Documents;

                  (ii) existing Indebtedness (other than the Subordinated Exchange Debentures and the 9% Senior Subordinated Debentures) listed on Schedule VII ("Existing Indebtedness"), plus any renewals, replacements or extensions thereof to the extent permitted by Section 8.01(iii);

                  (iii) obligations under trade letters of credit incurred by such Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) in the ordinary course of business, which, in each case, are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by such Borrower or such Subsidiary;

                  (iv) obligations under letters of credit incurred by such Borrower or any of its Subsidiaries (other than the Receivables
         Subsidiary) in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation in an aggregate amount not to exceed $25,000,000 at any time outstanding;

                  (v) Indebtedness of Silgan not to exceed $300,000,000 (as reduced by any repayments of principal thereof) in aggregate principal amount evidenced by the 9% Senior Subordinated Debentures;

                  (vi) Indebtedness of Silgan not to exceed $56,206,000 (as increased through the payment of interest in kind rather than in cash in accordance with the terms thereof and as reduced by any repayments of principal thereof) in aggregate principal amount evidenced by the Subordinated Exchange Debentures;

                  (vii) intercompany   Indebtedness   among   Silgan   and   its
         Subsidiaries to the extent permitted by Sections 8.05(vii) and (viii);

                  (viii)Indebtedness consisting of Capitalized Lease Obligations (other than by the Receivables Subsidiary) to the extent permitted by
         Section 8.07;

                  (ix) unsecured guarantees by Silgan or any of its Subsidiaries
         (other than the Receivables Subsidiary) of Silgan's or such Subsidiaries' respective lease obligations under operating leases entered into by any such Person;

                  (x) unsecured subordinated Indebtedness of Silgan ("Refinancing Subordinated Indebtedness") the proceeds of which are used within 60 days after the incurrence thereof to Refinance outstanding Subordinated Exchange Debentures, 9% Senior Subordinated Debentures and/or Refinancing Subordinated Indebtedness theretofore issued by Silgan so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) all of the terms and conditions of such Refinancing Subordinated Indebtedness (including, without limitation, subordination provisions, covenants, events of default, interest rates, remedies, amortizations and maturities) are reasonably acceptable to the Co-Arrangers, it being understood that in any event such Refinancing Subordinated Indebtedness shall not have any scheduled maturity, amortization or sinking fund payment earlier than the final maturity of the Indebtedness to be Refinanced, (iii) the aggregate principal amount of such Refinancing Subordinated Indebtedness does not exceed the aggregate principal amount of the Indebtedness to be Refinanced with such Refinancing Subordinated Indebtedness, together with all accrued interest thereon, any prepayment premium associated therewith and all costs and expenses incurred in connection therewith and (iv) until such proceeds are used to Refinance such outstanding Indebtedness, such proceeds are (x) applied to repay outstanding Revolving Loans and/or Swingline Loans and/or (y) placed in a cash collateral account established and maintained by, and pursuant to arrangements satisfactory to, the Administrative Agent;

                  (xi) Indebtedness of any Subsidiary of Silgan assumed in connection with a Permitted Acquisition so long as (i) such Indebtedness was not issued or created in contemplation of such acquisition, (ii) such Indebtedness does not contain any covenants that are in the aggregate more restrictive in any material respect than those covenants set forth in the 9% Senior Subordinated Debenture Indenture and, in any event, does not contain any restrictions on the ability of such Subsidiary to pay cash dividends on its capital stock and (iii) except as provided below in this clause (xi), such Indebtedness does not exceed 30% of the total value of the assets so acquired, provided however, such Indebtedness may exceed 30% of the total value of the assets so acquired if, but only if, (x) the portion of such Indebtedness in excess of such 30% does not have any required or scheduled amortization prior to the B Term Loan Maturity Date (other than as a result of a change of control thereunder which is no more favorable to the holders of such Indebtedness than a Change of Control hereunder) and (y) the average per annum interest rate on all such Indebtedness does not exceed 11-1/2%; plus any renewals, replacements or extensions thereof to the extent permitted by Section 8.01(xii);

                  (xii) Indebtedness of Silgan under Interest Rate Protection Agreements related to Indebtedness otherwise permitted under this
         Section 8.04;

                  (xiii) unsecured guaranties (including any payments made thereunder) by Silgan and its Subsidiaries (other than the Receivables Subsidiary) of obligations of Joint Ventures and Subsidiaries of Silgan which are not Subsidiary Guarantors (other than the Receivables
         Subsidiary) in an aggregate amount not to exceed at any time outstanding, when added to the aggregate amount of Investments made pursuant to Section 8.05(xiii), an amount equal to the sum of (I) $100,000,000 and (II) the Permitted Additional Investment Basket Amount at such time (determined without regard to any write-downs or write-offs of such Investments);

                  (xiv) Indebtedness of Canadian Holdco and/or any of its Subsidiaries under the Canadian Credit Facility so long as (i) the aggregate outstanding principal amount of term loans, revolving loans, letters of credit and/or bankers acceptances thereunder does not exceed $40,000,000 (or the Canadian Dollar equivalent thereof), as reduced by any permanent repayments of principal thereof or permanent reductions of the revolving credit commitments thereunder and (ii) the proceeds therefrom are applied as, and to the extent, required by Section 3.03(e) or Section 4.02(g), as the case may be, which Indebtedness may be guaranteed on an unsecured basis by Silgan, Containers and/or Plastics (although the guaranty of Plastics may be secured by the capital stock of Canadian Holdco);

                  (xv) Indebtedness permitted by Section 8.01(x);

                  (xvi) Indebtedness of the Receivables Subsidiary under the Accounts Receivable Facility to the extent that the obligations thereunder are required to be reflected as a liability on the consolidated balance sheet of Silgan in accordance with generally accepted accounting principles in the United States; and

                  (xvii) additional Indebtedness of the Borrower and its Subsidiaries (other than the Receivables Subsidiary) not otherwise permitted hereunder not exceeding $25,000,000 in aggregate principal amount at any time outstanding.

                  8.05 Advances, Investments and Loans. None of the Borrowers will, nor will it permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing, an "Investment" and, collectively, "Investments"), or permit any of its Subsidiaries so to do, except that the following shall be permitted:

                  (i) such Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (ii) such Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

                  (iii) such Borrower and its Subsidiaries may make loans and advances to their respective officers, employees and agents in the ordinary course of business in an aggregate amount not to exceed $5,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs thereof);

                  (iv) each Borrower and each of its Subsidiaries may establish Subsidiaries to the extent permitted pursuant to Section 8.11;

                  (v) Silgan and its Subsidiaries may own the capital stock of their respective Subsidiaries;

                  (vi) the Borrowers and their Subsidiaries may continue to hold any investment they held as of the Effective Date as set forth on
         Schedule VIII;

                  (vii) the Borrowers and the Subsidiary Guarantors may make Intercompany Loans to one another so long as each such Intercompany Loan is evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

                  (viii) (x) the Borrowers and the Subsidiary Guarantors may make Intercompany Loans to Wholly-Owned Subsidiaries of Silgan which are not Subsidiary Guarantors (other than the Receivables Subsidiary) in an aggregate principal amount not to exceed $50,000,000 at any time outstanding (determined without regard to any write-downs or write-offs thereof) and (y) Subsidiaries of Silgan which are not Subsidiary Guarantors may make Intercompany Loans to one another (other than to the Receivables Subsidiary) and to Silgan and the Subsidiary Guarantors so long as in the case of any such Intercompany Loans made to Silgan and/or to any Subsidiary Guarantor, such Intercompany Loans are subordinated to the Obligations on a basis reasonably satisfactory to the Administrative Agent (which, in any event, shall provide that no payment shall be made thereunder upon the occurrence and during the continuance of any Default or Event of Default);

                  (ix) the Borrowers and the Subsidiary Guarantors may make cash common equity contributions to their Subsidiaries which are Subsidiary Guarantors;

                  (x) Plastics may make capital contributions to Canadian Holdco from time to time to the extent and only in the amounts necessary for Canadian Holdco to comply with certain Canadian laws and regulations relating to minimum equity capitalization;

                  (xi) Canadian Holdco may make capital contributions to Silgan Plastics Canada from time to time to the extent and only in the amounts necessary for Silgan Plastics Canada to comply with certain Canadian laws and regulations relating to minimum equity capitalization;

                  (xii) Permitted Acquisitions consisting of stock acquisitions shall be permitted;

                  (xiii) so long as no Default or Event of Default then exists or would result therefrom, Silgan and its Wholly-Owned Subsidiaries (other than the Receivables Subsidiary) may make cash Investments in, or transfer assets to, any Joint Venture or any Subsidiary of Silgan which is not a Subsidiary Guarantor (other than the Receivables Subsidiary), so long as the aggregate amount of such cash Investments and the fair market value of all assets so transferred (as determined in good faith by Silgan), when added to the amount of guaranties outstanding under Section 8.04(xiii) (and including any payments made under any such guaranties), does not exceed the sum of (I) $100,000,000 and (II) the Permitted Additional Investment Basket Amount at such time (determined without regard to any write-downs or write-offs of any Investments made pursuant to this clause (xiii)); and

                  (xiv) Silgan and its Subsidiaries may receive and hold non-cash consideration in connection with any Asset Sale to the extent permitted by Section 8.02(vi).

                  8.06 Transactions with Affiliates. None of the Borrowers will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Borrower, other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that:

                  (i) each of Silgan and its Domestic Subsidiaries may execute, deliver and perform their obligations under the Tax Sharing Agreement;

                  (ii) transactions among Silgan and its Wholly-Owned Subsidiaries shall be permitted to the extent that such transactions are otherwise not restricted by the terms of this Agreement or any other Credit Document;

                  (iii) Silgan, Containers, Plastics and other Subsidiaries of Silgan may each make such payments as are required pursuant to, and perform its obligations under, its Management Services Agreement, provided that the Quarterly Management Fee (as defined in the respective Management Services Agreement) shall accrue but not be paid by Silgan, Containers and/or Plastics, as the case may be, upon the occurrence of certain events, and to the extent, provided in the respective Management Services Agreement, and provided further that the aggregate payments payable pursuant to this clause (iii) shall not exceed at any time the amount which would be payable under the Management Services Agreement of Silgan if the payment under the other Management Services Agreements were zero;

                  (iv) the payment of reasonable and customary regular fees and granting of options to directors of Silgan who are not employees of Silgan or any of its Subsidiaries shall be permitted; and

                  (v) the payment of fees to Morgan Stanley & Co. Incorporated and its Affiliates on an arm's-length basis for financial, advisory, consulting or investment banking services that the Board of Directors of Silgan (or an authorized committee thereof) deems to be advisable or appropriate for Silgan or any Subsidiary of Silgan to obtain (including, without limitation, the payment to Morgan Stanley & Co. Incorporated of any underwriting discounts or commissions or placement agency fees in connection with the issuance and sale of any securities by Silgan) shall be permitted.

Notwithstanding anything to the contrary contained above, this Section 8.06 shall not prohibit (i) the transfer of any assets, the making of any Dividends or the making of any Investments permitted pursuant to Sections 8.02, 8.03, 8.04 and 8.05 or otherwise specifically permitted by the terms of this Agreement or
(ii) transactions with Affiliates (A) approved by a majority of the disinterested members of the Board of Directors (or an authorized committee thereof) of Silgan or, to the extent that the value of such transaction is less than $5,000,000, by a majority of the Board of Directors (or an authorized committee thereof) of Silgan or

(B) for which Silgan or its respective Subsidiary delivers to the Administrative Agent a written opinion of an unaffiliated nationally recognized investment banking firm stating that such transaction is fair to Silgan or such Subsidiary from a financial point of view, provided that if the value of any such transaction not otherwise permitted under clauses (i) through (v) of the first paragraph of this Section 8.06 exceeds $8,000,000, then the foregoing determination must be made in the manner provided in clause (B) above.

                  8.07 Capital Expenditures. (a) None of the Borrowers will, nor will it permit any of its Subsidiaries to, make any Capital Expenditure during any period set forth below which exceeds in the aggregate for Silgan and its Subsidiaries the amount set forth opposite such period below:

         Period                                                     Amount
         ------                                                     ------
         Initial Borrowing Date through
           December 31, 1997                                        $50,000,000
         Calendar Year ended
           December 31, 1998                                        $75,000,000
         Calendar Year ended
           December 31, 1999                                        $75,000,000
         Calendar Year ended
           December 31, 2000                                        $75,000,000
         Calendar Year ended
           December 31, 2001                                        $75,000,000
         Calendar Year ended
           December 31, 2002                                        $75,000,000
         Calendar Year ended
           December 31, 2003                                        $75,000,000
         Calendar Year ended
           December 31, 2004                                        $75,000,000

         Notwithstanding anything to the contrary contained above, (i) each of the amounts set forth in the table above shall be increased at the time of any Permitted Acquisition of a Person by an amount equal to 7% of the annual sales of the Person or assets acquired as part of such Permitted Acquisition (provided that in the case of a Permitted Acquisition effected after the first day of any fiscal year, the actual additional amount permitted to be expended pursuant to this clause (i) in such fiscal year shall be the amount set forth above multiplied by a fraction, the numerator of which is the number of days remaining during such fiscal year and the denominator of which is 365) and (ii) to the extent that Capital Expenditures made during any period set forth in the table above are less than the amount set forth opposite such period in the table above (as adjusted pursuant to preceding clause (i)), such amount (the "Carryover Amount") may be carried forward and utilized to make Capital Expenditures in excess of the amount permitted in the table above (as adjusted pursuant to preceding clause (i)) in the immediately succeeding calendar year but not in any calendar year thereafter, it being understood and agreed that any Capital Expenditures made in such immediately succeeding calendar year shall be deemed to have first utilized the Carryover Amount in respect of such immediately preceding calendar year.

         (b) In addition to the Capital Expenditures permitted pursuant to the preceding clause (a) and succeeding clause (c), Capital Expenditures made with any of the following shall be permitted: (i) proceeds utilizing the Net Equity Proceeds Amount, (ii) Net Insurance Proceeds (except to the extent that such proceeds are required to be applied pursuant to Section 4.02(f)), (iii) proceeds utilizing the Retained Excess Cash Flow Amount and (iv) Net Sale Proceeds from any Asset Sale or sale and leaseback transaction to the extent that such Net Sale Proceeds are not required to be used by Silgan or any of its Subsidiaries to repay any Indebtedness.

         (c) In addition to the Capital Expenditures permitted pursuant to the preceding clauses (a) and (b), Capital Expenditures made in connection with plant rationalizations associated with any Permitted Acquisition shall be permitted so long as (i) such Capital Expenditures are of the type that would have been recorded under generally accepted accounting principles as a purchase accounting liability prior to EITF 95-3 and (ii) the aggregate amount thereof does not exceed $15,000,000 in any calendar year, it being understood and agreed, however, that any such Capital Expenditures committed to be made by Silgan and its Subsidiaries as of the Initial Borrowing Date with respect to any acquisitions made under the Existing Credit Agreement also shall be permitted.

                  8.08 Interest Coverage Ratio. None of the Borrowers will permit the Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:


Fiscal Quarter Ended                                          Ratio
--------------------                                          -----

December 31, 1997                                             2.25:1.00
March 31, 1998                                                2.25:1.00
June 30, 1998                                                 2.25:1.00

September 30, 1998                                            2.25:1.00
December 31, 1998                                             2.25:1.00
March 31, 1999                                                2.50:1.00
June 30, 1999                                                 2.50:1.00
September 30, 1999                                            2.50:1.00
December 31, 1999                                             2.50:1.00
March 31, 2000                                                2.75:1.00
June 30, 2000                                                 2.75:1.00
September 30, 2000                                            2.75:1.00
December 31, 2000                                             2.75:1.00
March 31, 2001 and
  the last day of
  each fiscal quarter
  thereafter                                                  3.00:1.00

                  8.09 Leverage Ratio. None of the Borrowers will permit the Leverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ended                                          Ratio
--------------------                                          -----

December 31, 1997                                             4.50:1.00
March 31, 1998                                                4.50:1.00
June 30, 1998                                                 4.50:1.00
September 30, 1998                                            4.50:1.00
December 31, 1998                                             4.50:1.00
March 31, 1999                                                4.50:1.00
June 30, 1999                                                 4.50:1.00
September 30, 1999                                            4.50:1.00
December 31, 1999                                             4.50:1.00
March 31, 2000 and                                            4.00:1.00
  each fiscal quarter
  thereafter

                  8.10 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. None of the Borrowers will, nor will it permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange any Subordinated Exchange Debentures, any 9% Senior Subordinated Debentures or any Refinancing Subordinated Indebtedness, or make any purchase, redemption or acquisition for value of (or any offer to purchase, redeem or acquire) any Subordinated Exchange Debentures, any 9% Senior

Subordinated Debentures or any Refinancing Subordinated Indebtedness, whether as a result of a Change of Control, the consummation of asset sales or otherwise; provided, however, that Silgan may Refinance outstanding Subordinated Exchange Debentures, 9% Senior Subordinated Debentures and any Refinancing Subordinated Indebtedness through Permitted Subordinated Debt Repurchases, (ii) amend or modify, or permit the amendment or modification of, any provision of the Subordinated Exchange Debenture Documents, the 9% Senior Subordinated Debenture Documents or any Refinancing Subordinated Indebtedness Documents, (iii) amend or modify, or permit the amendment or modification of, any provision of any Management Services Agreement, (iv) after the execution or delivery thereof, amend or modify, or permit the amendment or modification of, any provision of the Accounts Receivable Facility Documents other than any amendments or modifications thereto which could not be adverse to the interests of the Banks or (v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational documents) other than amendments, modifications or changes thereto which could not reasonably be expected to be adverse to the interests of the Banks.

                  8.11 Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, none of the Borrowers will, nor will it permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that, Silgan and its Wholly-Owned Subsidiaries shall be permitted to (I) establish or create
Wholly-Owned Subsidiaries, (II) acquire Subsidiaries which are at least 80% owned by Silgan and its Wholly-Owned Subsidiaries to the extent permitted by
Section 8.02(x) and (III) acquire other non-Wholly-Owned Subsidiaries to the extent permitted by Section 8.05(xiii), so long as (i) in the case of preceding clauses (I) and (II), at least 10 Business Days' prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) the capital stock of such new Subsidiary is pledged pursuant to (and to the extent required by) the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and (iii) to the extent that such Subsidiary constitutes a Subsidiary Guarantor, such Subsidiary executes and delivers a counterpart of the Pledge Agreement, the Security Agreement and the Borrowers/Subsidiaries Guaranty and takes all such other actions as may be required by

Section 7.09. In addition, each Borrower will cause each new Subsidiary Guarantor to deliver to the Administrative Agent all other relevant documentation of the type described in Sections 5.01(c) and (d) as such new Subsidiary Guarantor would have had to deliver if it were a Credit Party on the Initial Borrowing Date.

                  8.12 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. None of the Borrowers will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of such Borrower, (b) make loans or advances to such Borrower or (c) transfer any of its properties or assets to such Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Subordinated Exchange Debenture Documents, the 9% Senior Subordinated Debenture Documents or any Refinancing Subordinated Indebtedness Documents (so long as such restrictions are no more restrictive in any material respect than those set forth in the 9% Senior Subordinated Debenture Documents), (iv) customary provisions restricting subletting or assignment of any lease or other contract of such Borrower or a Subsidiary of such Borrower, (v) restrictions on the transfer of any asset subject to a Lien permitted by Section 8.01, (vi) restrictions on the Receivables Subsidiary to the extent set forth in the Accounts Receivable Facility Documents, (vii) agreements with principal customers of Silgan and its Subsidiaries restricting the transfer of assets substantially dedicated to products sold to such customers (although such restrictions shall not apply to the granting of Liens pursuant to the Security Documents), (viii) restrictions imposed on Canadian Holdco and its Subsidiaries pursuant to the Canadian Credit Facility and (ix) restrictions only of the type described in clauses (b) and (c) above in this Section 8.12 which are imposed on any Subsidiary of Silgan acquired pursuant to a Permitted Acquisition to the extent such restrictions are set forth in any Indebtedness assumed in connection with such Permitted Acquisition so long as such restrictions are not applicable to any Subsidiary of Silgan other than the Subsidiary being acquired and such restrictions were not created or imposed in connection with or in contemplation of such Permitted Acquisition.

                  8.13 Limitation on Issuances of Capital Stock. (a) None of the Borrowers will permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock, (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of such Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary and (iii) issuances of common stock by Wholly-Owned Subsidiaries of Silgan to Silgan or a Wholly-Owned Domestic Subsidiary thereof.

                  (b) None of the Borrowers will, nor will it permit any of its Subsidiaries to, issue any class of (i) preferred stock other than Qualified Preferred Stock of Silgan or (ii) redeemable common stock other than at the sole option of such Borrower or such Subsidiary.

                  8.14 Business. (a) None of the Borrowers will, nor will it permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the packaging business.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers will not permit the Receivables Subsidiary to engage in any business activities (including, but not limited to, making acquisitions or Investments) or incur or assume any liabilities other than, in each case, solely in connection with the transactions contemplated by the Accounts Receivable Facility Documents.

                  8.15 Change of Name. None of the Borrowers will, nor will it permit any of its Subsidiaries which are Credit Parties to, change its legal name from that which exists on the Effective Date unless and until (i) it shall have given to the Administrative Agent and the Collateral Agent 15 days' prior written notice of its intention so to do, clearly describing such new name and providing such other information in connection therewith as the Administrative Agent and the Collateral Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Administrative Agent and the Collateral Agent, to maintain the security interests granted by any Borrower or any such other Credit Party to the Collateral Agent in the Collateral pursuant to any Security Document at all times fully perfected and in full force and effect.

                  8.16 Designated Senior Indebtedness. Silgan will not designate any Indebtedness, other than the Obligations, as "Designated Senior Indebtedness" for purposes of the Subordinated Exchange Debentures, the 9% Senior Subordinated Debentures or any Refinancing Subordinated Indebtedness.

                  Section 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. Any Borrower shall (i) default in the payment when due of any Unpaid Drawings or of any principal of the Loans or the Notes, or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on Unpaid Drawings or of any interest on the Loans or the Notes or of any Fees or any other amounts owing hereunder or thereunder; or

                  9.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue or inaccurate in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (ii) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrowers by either the Administrative Agent, any Co-Arranger or any Bank or (ii) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(f)(i), 7.07 or Section 8; or

                  9.04 Default Under Other Agreements. (i) Any Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes and the Intercompany Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes and the Intercompany Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to any grace period), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default under this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above equals or exceeds $7,500,000; or

                  9.05 Bankruptcy, etc. Any Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any of its Subsidiaries, or any Borrower or any of its
Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower or any of its Subsidiaries, or there is commenced against any Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or any Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06  ERISA.  (i) (a) A  single-employer  plan (as  defined in
Section 4001(a)(15) of ERISA) established by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or the extension of any amortization period is sought or granted under Section 412 of the Code, (b) any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall have an Unfunded Current Liability, or (d) any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (ii) there shall result from any such event or events described in clause (i) (a) the imposition of a lien upon the assets of any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate, (b) the provision of security to induce the issuance of a waiver or extension of any funding requirement under Section 412 of the Code, or (c) liability or a material risk of incurring liability to the PBGC or the Internal Revenue Service or a Plan or a trustee appointed under ERISA; and (iii) the events described in clauses (i) and (ii) in the opinion of the Required Banks, could reasonably be expected to have a material adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole; or

                  9.07 Pledge Agreement. The Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the Pledge Agreement Collateral except as provided herein), in favor of the Collateral Agent for the benefit of the Secured Creditors and securing the Secured Obligations, superior to and prior to the rights of all third Persons and subject to no other Liens, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Pledge Agreement; or

                  9.08        Borrowers/Subsidiaries        Guaranty.        The
Borrowers/Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect, or any Guarantor, or any Person acting by or on behalf of such Guarantor, shall deny or disaffirm its obligations under the Borrowers/Subsidiaries Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Borrowers/Subsidiaries Guaranty; or

                  9.09 Security Agreements; Mortgages; Additional Security Documents. The Security Agreement or any of the Mortgages or Additional Security Documents shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all the Collateral or Additional Collateral, as the case may be, covered thereby except as provided in such Security Documents), in favor of the Collateral Agent for the benefit of the Secured Creditors, superior to and prior to the rights and Liens of all third Persons, or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement or any Mortgage or Additional Security Document beyond the period of grace, if any, provided for therein; or

                  9.10 Judgments. One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving, when added to any other judgments or decrees against any Borrower and its Subsidiaries, a liability (not paid or fully covered by a reputable and solvent insurance company) of $7,500,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.11 Ownership; Change of Control. A Change of Control shall occur; or

                  9.12 Accounts Receivable Facility. After the execution and delivery thereof, the Receivables Subsidiary shall default in any payment of any amounts beyond the period of grace, if any, provided in the Accounts Receivable Facility Documents or (ii) the Borrower or any of its Subsidiaries shall default in the observance or performance of any agreement or condition contained in the Accounts Receivable Facility Documents to which they are a party, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of the obligations of the Receivables Subsidiary under the Accounts Receivable Facility (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to any grace period), the Accounts Receivable Facility to become due (or unwind) prior to its stated maturity or (iii) the obligations of the Receivables

Subsidiaries under the Accounts Receivable Facility shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;


then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Co-Arranger, any Bank or the holder of any Note to enforce its claims against any Borrower (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; (iii) exercise any rights or remedies under the Borrowers/Subsidiaries Guaranty and/or in its capacity as Collateral Agent under any of the Security Documents; (iv) direct the Revolving Borrowers to pay (and the Revolving Borrowers agree that upon receipt of such notice they will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent in the Cash Collateral Account, as is equal to the aggregate Stated Amount of all then outstanding Letters of Credit; and (v) terminate any Letter of Credit which may be terminated in accordance with its terms.

                  Section 10.  Definitions and Accounting Terms.

                  10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Term Loan" shall have the meaning provided in Section 1.01(a).

                  "A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "A Term Loan Commitment", as same may be (x) terminated pursuant to Sections 3.03 and 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 12.04(b).

                  "A Term Loan Maturity Date" shall mean December 31, 2003.

                  "A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(b).

                  "A Term Note" shall have the meaning provided in Section 1.05(a).

                  "Accounts Receivable Facility" shall mean the transactions contemplated by the Accounts Receivable Facility Documents pursuant to which the Designated Credit Parties sell their accounts receivable and related assets to the Receivables Subsidiary for resale by the Receivables Subsidiary as part of a customary asset securitization transaction involving accounts receivable and related assets.

                  "Accounts Receivable Facility Documents" shall mean the pooling and servicing agreement, the receivables purchase agreement and each of the other documents and agreements entered into in connection with the Accounts Receivable Facility, all of the terms and conditions of which shall be required to be reasonably satisfactory in form and substance to the Co-Arrangers (it being understood that at least 15 Business Days prior to the entering into of any Accounts Receivable Facility, drafts of the Accounts Receivable Facility Documents with respect thereto shall be distributed to the Co-Arrangers for their review, and the Co-Arrangers shall receive all subsequent drafts of such Accounts Receivable Facility Documents).

                  "Additional Collateral" shall mean any assets or properties of any Credit Party given as collateral pursuant to any Additional Security Document.

                  "Additional   Security   Documents"  shall  have  the  meaning
provided  in  Section   7.09(a)  and  shall  include  any  additional   security
documentation executed and delivered pursuant to Section 8.11.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                  "Adjusted Consolidated Net Income" shall mean, for any period, Consolidated Net Income of Silgan and its Subsidiaries for such period plus the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense, write-downs of inventory and other non-cash charges) that were deducted in arriving at the Consolidated Net Income of Silgan and its Subsidiaries for such period less the amount of all net non-cash gains and gains from sales of assets (other than sales of inventory in the ordinary course of business) that were added in arriving at said Consolidated Net Income for such period.

                  "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving

Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (I) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks, plus (II) the aggregate outstanding principal amount of all Swingline Loans, plus (III) the aggregate amount of Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause
(A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (I) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks, plus (II) the aggregate outstanding principal amount of all Swingline Loans, plus (III) the aggregate amount of Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and
(ii) any repayment of such Bank's Revolving Loans, Swingline Loans or Unpaid Drawings that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to such Revolving Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of such Revolving Borrower then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings equalling such Bank's Revolving Loan Commitment at such time.

                  "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

                  "Administrative  Agent" shall have the meaning provided in the
first   paragraph  of  this   Agreement,   and  shall   include  any   successor
Administrative Agent appointed pursuant to Section 11.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" with respect to the Credit Parties and any of their Subsidiaries shall not include BTCo or any of its affiliates.

                  "Agreement" shall mean this Credit Agreement, as same may be modified, supplemented or amended from time to time.

                  "Applicable Commitment Commission Percentage" shall mean (i) for the period from the Effective Date through but not including the first Start Date, .250% and (ii) from and after any Start Date to and including the corresponding End Date, the respective percentage per annum set forth in clause
(A), (B), (C), (D) or (E) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), (D) or
(E) below, as the case may be, is met:

                  (A) .375% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be greater than or equal to 4.25:1.00;

                  (B) .3125% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.25:1.00 and greater than or equal to 4.00:1.00;

                  (C) .250% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 4.00:1.00 and greater than or equal to 3.50:1.00;

                  (D) .200% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.50:1.00 and greater than or equal to 3.00:1.00; and

                  (E) .150% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 3.00:1.00.

Notwithstanding anything to the contrary contained above in this definition, the Applicable Commitment Commission Percentage shall be .375% at all times when (i) a Default under Section 7.01(a), 7.01(b), 9.01 or 9.05 shall exist or
(ii) any Event of Default shall exist.

                  "Applicable Margin" shall mean a percentage per annum equal to
(x) in the case of A Term Loans and Revolving Loans which are maintained as (i) Base Rate Loans, .375% less the then applicable Interest Reduction Discount, if any, and (ii) Eurodollar Loans, 1.375% less the then applicable Interest Reduction Discount, if any, (y) in the case of B Term Loans which are maintained as (i) Base Rate Loans, .875% less the then applicable Interest Reduction Discount, if any, and (ii) Eurodollar Loans, 1.875% less the then applicable Interest Reduction Discount, if any, and (z) in the case of Swingline Loans,
 .375% less the then applicable Interest Reduction Discount, if any; provided, however, that notwithstanding anything to the contrary contained above in this definition or in the definition of Interest Reduction Discount, in no case will the Applicable Margin ever be less than zero.

                  "Asset Sale" shall mean any sale, transfer or other disposition by Silgan or any of its Subsidiaries to any Person other than to Silgan or a Wholly-Owned Subsidiary of Silgan of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 8.02 (i), (ii),
(iv) and (v).

                  "Assignment   and   Assumption   Agreement"   shall  mean  the
Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

                  "B Banks" shall have the meaning provided in Section 4.01(c).

                  "B Term Loan" shall have the meaning provided in Section 1.01(b).

                  "B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "B Term Loan Commitment," as same may be (x) terminated pursuant to Sections 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 12.04(b).

                  "B Term Loan Maturity Date" shall mean June 30, 2005.

                  "B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

                  "B Term Note" shall have the meaning provided in Section 1.05(a).

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing any Borrower and/or the Administrative Agent that such Bank does not intend to comply with its obligations under Section 1.01(a), (b), (c) or 1.01(e) or Section 2, in case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" shall mean, at any time, the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) 1/2 of 1% in excess of the Federal Funds Rate and (iii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) any other Loan designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowers/Subsidiaries   Guaranty"  shall  have  the  meaning
provided in Section 5.01(g).

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Euro-dollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company, in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Calculation Period" shall mean the Test Period most recently ended on or prior to the date that any determination is required to be made hereunder on a Pro Forma Basis.

                  "Canadian  Credit Facility" shall mean a credit facility to be
entered  into  by  Canadian  Holdco  and/or  its  Subsidiaries   satisfying  the
requirements of Section 8.04(xiv).

                  "Canadian Holdco" shall mean 827599 Ontario Inc., an Ontario corporation and a Wholly-Owned Subsidiary of Plastics.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person (but excluding Permitted Acquisitions).

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such

Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Carryover Amount" shall have the meaning provided in Section 8.07(a).

                  "Cash  Collateral  Account" shall have the meaning provided in
Section 4.02(a).

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and money market deposits of any commercial bank incorporated in the United States or Canada of recognized standing having capital and surplus in excess of $50,000,000 with maturities of not more than one year from the date of acquisition by such Person or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States or Canada) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States or Canada rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) marketable direct obligations issued by the District of Columbia or any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, rated at least "A" by Standard & Poor's Ratings Services or Moody's Investors Service, Inc. and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation of Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change of Control" shall mean (i)(a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange
Act), other than MSLEF II, Mr. D. Greg Horrigan, Mr. R. Philip Silver and their respective Affiliates, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act), of more than 40% of the total voting power of the Voting Stock of Silgan and (b) MSLEF II, Mr. D. Greg Horrigan, Mr. R. Philip Silver and their respective Affiliates and any spouse, parent, brother, sister or lineal descendant of Mr. D. Greg Horrigan or Mr. R. Philip Silver beneficially own, directly or indirectly, less than 18% of the total voting power of the Voting Stock of Silgan, (ii) individuals who on the Effective Date constitute the Board of Directors of Silgan (together with any new directors whose election by the Board of Directors of Silgan or whose nomination by the Board of Directors of Silgan for election by Silgan's stockholders was approved by a vote of at least a majority of the members of the Board of Directors of Silgan then in office who either were members of the Board of Directors of Silgan on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of Silgan then in office or
(iii) "change of control" or similar event shall occur under the Subordinated Exchange Debentures, the 9% Senior Subordinated Debentures or any Refinancing Subordinated Indebtedness.

                  "Clean-Down Period" shall mean any 30 consecutive day period during which the average amount of the Total Unutilized Revolving Loan Commitment shall be equal to or greater than $125,000,000 for such consecutive 30-day period.

                  "Co-Arrangers" shall have the meaning provided in the first paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Co-Documentation Agents" shall have the meaning provided in the first paragraph of this Agreement.

                  "Collateral" shall mean all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all Additional Collateral.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and shall include any successor Collateral Agent appointed pursuant to the terms of the respective Security Document.

                  "Commitment  Commission"  shall have the  meaning  provided in
Section 3.01(a).

                  "Commitments" shall mean any of the commitments of any Bank, i.e., whether the A Term Loan Commitment, B Term Loan Commitment or Revolving Loan Commitment.

                  "Consolidated Current Assets" shall mean the current assets of Silgan and its Subsidiaries determined on a consolidated basis.

                  "Consolidated Current Liabilities" shall mean the current liabilities of Silgan and its Subsidiaries determined on a consolidated basis, provided that the current portion of the Loans (including any accrued interest with respect to such current portion and accrued interest on the Subordinated Exchange Debentures, the 9% Senior Subordinated Debentures or any Refinancing Subordinated Indebtedness, in each case from the last regularly scheduled interest payment date) shall not be considered current liabilities for purposes of making the foregoing determination.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of Silgan and its Subsidiaries for such period, determined on a consolidated basis, provided that (i) the net income of any other Person which is not a Subsidiary of Silgan or is accounted for by Silgan by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to Silgan or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of Silgan shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) there shall be excluded from such calculation (to the extent otherwise included therein) (A) any non-cash charges incurred in connection with the entering into of this Agreement, the issuance of Silgan's 13-1/4% Exchangeable Preferred Stock (and the exchange of same into the Subordinated Exchange Debentures) and the issuance of the 9% Senior Subordinated Debentures and (B) any extraordinary non-cash gains or extraordinary non-cash charges.

                  "Containers" shall have the meaning provided in the first paragraph of this Agreement.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partners, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, unless expressly limited by its terms to a lesser amount, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, each Note, the Borrowers/Subsidiaries Guaranty, the Pledge Agreement, each Mortgage, the Security Agreement and, after the execution and delivery thereof, each Additional Security Document and each Election to Become a Revolving Borrower.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean and include Silgan, each of the Revolving Borrowers and each of the other Subsidiary Guarantors.

                  "Cumulative Consolidated Net Income" shall mean, at any time for any determination thereof, the Consolidated Net Income of Silgan and its Subsidiaries for the period (taken as one accounting period) commencing on April 1, 1997 and ending on the last day of the then most recently ended fiscal quarter of Silgan.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Designated Credit Parties" shall mean those Credit Parties that are from time to time party to the Accounts Receivables Facility Documents.

                  "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person and, in the case of Silgan, other than additional shares of Qualified Preferred Stock) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock).

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of Silgan incorporated or organized in the United States or any State or territory thereof.

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "EBIT" shall mean, for any period, the Consolidated Net Income of Silgan and its Subsidiaries for such period, before Interest Expense and provision for taxes and (to the extent not already otherwise excluded from the calculation thereof under this Agreement) without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), or any non-cash adjustments resulting from changes in value of employee stock options.

                  "EBITDA" shall mean, for any period, EBIT for such period, adjusted by adding thereto the amount of all depreciation and all amortization of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

                  "Effective Date" shall have the meaning provided in Section 12.10.

                  "Election to Become a Revolving Borrower" shall mean a certificate in the form of Exhibit J.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

                  "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) (including each trade or business (whether or not incorporated)) which together with any

Borrower or any Subsidiary of any Borrower would be deemed to be a "single employer" or a member of the same "controlled group" of "contributing sponsors" within the meaning of Section 4001 of ERISA.

                  "Eurodollar Loan" shall mean each Loan (other than a Swingline
Loan) designated as a Eurodollar Loan by any Borrower at the time of the incurrence thereof or conversion thereto by such Borrower.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Euro-dollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning  provided in Section
9.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (I) Adjusted Consolidated Net Income for such period and (II) the decrease, if any, in Working Capital from the first day to the last day of such period, minus, without duplication, (ii) the sum of (I) the amount of Capital Expenditures made by Silgan and its Subsidiaries on a consolidated basis during such period, other than Capital Expenditures to the extent financed through insurance or condemnation proceeds, Asset Sale proceeds, proceeds from a sale and leaseback transaction, proceeds utilizing the Net Equity Proceeds Amount or the Retained Excess Cash Flow Amount or Indebtedness (other than Revolving Loans or Swingline Loans) during such period, (II) the aggregate principal amount of permanent payments or prepayments on Indebtedness for borrowed money of Silgan and its Subsidiaries (other than (A) repayments of Intercompany Loans, (B) repayments of Subordinated Exchange Debentures, 9% Senior Subordinated Debentures or any Refinancing

Subordinated Indebtedness and (C) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (1) required as a result of an A Term Loan Scheduled Repayment under
Section 4.02(b), (2) required as a result of a B Term Loan Scheduled Repayment under Section 4.02(c) or (3) made as a voluntary prepayment other than a voluntary prepayment made with Net Equity Proceeds or with the Retained Excess Cash Flow Amount (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) on a consolidated basis during such period, (III) the increase, if any, in Working Capital from the first day to the last day of such period, (IV) the aggregate amount of costs and expenses incurred by Silgan and its Subsidiaries during such period in connection with the consolidation and plant rationalization of their operations to the extent such amounts have not reduced Adjusted Consolidated Net Income for such period or constituted Capital Expenditures made during such period, (V) the aggregate amount of Investments made under Section 8.05(xiii) during such period except to the extent utilizing proceeds from the Permitted Additional Investment Basket Amount and (VI) the aggregate amount of Dividends paid pursuant to Sections 8.03(iii), (iv) and (v) during such period (but, in the case of Section 8.03(v), only to the extent that the payment of such Dividends have not already reduced Adjusted Consolidated Net Income for such period).

                  "Excess Cash Payment Date" shall mean the date occurring 120 days after the last day of each fiscal year of Silgan (beginning with its fiscal year ending on December 31, 1997).

                  "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Silgan.

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of August 1, 1995, among Silgan, Containers, Plastics, the financial institutions party thereto, BTCo, as administrative agent, Bank of America Illinois, as documentation agent and BTCo and Bank of America Illinois, as co-arrangers, as amended, modified or supplemented through the Initial Borrowing Date.

                  "Existing  Indebtedness"  shall have the  meaning  provided in
Section 8.04(ii).

                  "Existing Letters of Credit" shall have the meaning provided in Section 2.01.

                  "Existing Mortgages" shall mean all Mortgages granted by the Credit Parties pursuant to the Existing Credit Agreement and which have not been released by the lenders thereunder prior to the Effective Date.

                  "Facing Fees" shall have the meaning provided in Section 3.01(d).

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Foreign Subsidiary" shall mean each Subsidiary of Silgan which is not a Domestic Subsidiary.

                  "Guarantor" shall mean Silgan, each Revolving Borrower and each other Subsidiary Guarantor in their capacities as such.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) indebtedness under all bankers' acceptances, and the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person. Notwithstanding the foregoing, Indebtedness (x) shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person and (y) shall include the obligations under the Accounts Receivable Facility to the extent that such obligations are required to be reflected as a liability on the consolidated balance sheet of Silgan in accordance with generally accepted accounting principles in the United States.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

                  "Intercompany Loan" shall mean any intercompany loan or advance between Silgan and any of its Subsidiaries or between any Subsidiaries of Silgan, which in the case of an Intercompany Loan made by a Credit Party, shall be evidenced by an Intercompany Note.

                  "Intercompany Note" shall mean a promissory note in form and substance reasonably satisfactory to the Administrative Agent evidencing an Intercompany Loan.

                  "Interest Coverage Ratio" shall mean, for any period, the ratio of (x) EBITDA for such period to (y) Interest Expense for such period.

                  "Interest Determination Date" shall mean the second Business Day prior to the commencement of any Interest Period relating to a Eurodollar Loan.

                  "Interest Expense" shall mean for any period, the total consolidated interest expense of Silgan and its Subsidiaries for such period (without giving effect to any amortization or write-off of up-front fees and expenses in connection with any debt issuance).

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate cap agreement, interest rate swap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                  "Interest Reduction Discount" shall mean (i) for the period from the Effective Date through but not including the first Start Date, .375% and (ii) from and after any Start Date to and including the corresponding End Date, the percentage set forth in clause (A), (B), (C), (D), (E), (F), (G) or
(H) below if, but only if, as of the Test Date for such Start Date the applicable condition set forth in clause (A), (B), (C), (D),
(E), (F), (G) or (H) below, as the case may be, is met:

                  (A) .125% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 4.25:1.00 and greater than or equal to 4.00:1.00;

                  (B) .250% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 4.00:1.00 and greater than or equal to 3.75:1.00;

                  (C) .375% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 3.75:1.00 and greater than or equal to 3.50:1.00;

                  (D) .500% if, but not only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 3.50:1.00 and greater than or equal to 3.25:1.00;

                  (E) .625%% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 3.25:1.00 and greater than or equal to 3.00:1.00;

                  (F) .750% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 3.00:1.00 and greater than or equal to 2.75:1.00;

                  (G) .875% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 2.75:1.00 and greater than or equal to 2.50:1.00; or

                  (H) 1.000% if, but only if, as of the Test Date for such Start Date, the Leverage Ratio for the Test Period ended on such Test Date is less than 2.50:1.00.

Notwithstanding anything to the contrary above in this definition the Interest Reduction Discount shall be zero at all times when (i) a Default under Section 7.01(a), 7.01(b), 9.01, or 9.05 shall exist or (ii) any Event of Default shall exist.

                  "Joint Venture" shall mean any Person (other than a Subsidiary of Silgan) in which Silgan (directly or through one or more of its Subsidiaries) owns 50% or less of the equity interests.

                  "Leaseholds" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements, and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit  Fees"  shall have the  meaning  provided in
Section 3.01(b).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning  provided in
Section 2.03(a).

                  "Leverage Ratio" shall mean, for any period, the ratio of (x) the sum of (I) Total Indebtedness (excluding Revolving Outstandings) as of the last day of such period plus (II) the Revolving Outstandings on the December 31 immediately preceding the last day of such period (or, in the case of a Test Period ended on December 31 in any fiscal year of Silgan, the Revolving Outstandings on such December 31) to (y) EBITDA for then the most recently ended Test Period. In determining the Leverage Ratio for any period, there shall be excluded from Total Indebtedness an amount equal to the amount of unrestricted cash and Cash Equivalents on the consolidated balance sheet of Silgan as of the last day of such period to the extent, but only to the extent, no Revolving Loans or Swingline Loans are outstanding on such day, provided, that in no event shall more than $50,000,000 be deducted in determining Total Indebtedness as of the last day of such period (or, in the case of calculating the Leverage Ratio for purposes of Section 4.02(d) for the Excess Cash Payment Period ending on December 31, 1997 only, no more than $70,000,000 may be deducted in determining Total Indebtedness as of the last day of such Excess Cash Payment Period).

                  "Lien"  shall  mean  any  mortgage,   pledge,   hypothecation,
assignment, deposit arrangement, encumbrance, lien

(statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each A Term Loan, each B Term Loan, each Revolving Loan and each Swingline Loan.

                  "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Management  Agreements"  shall have the  meaning  provided in
Section 5.01(e).

                  "Management  Services  Agreements"  shall  mean  each  of  the
Amended and Restated Management Service Agreements, each dated as of February 14, 1997, between each of Silgan, Containers and Plastics and S&H Inc., as any such Management Services Agreement may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof, as well as any additional Management Services Agreement entered into between any other Subsidiary of Silgan and S&H Inc. so long as the terms and conditions thereof are substantially similar to the Management Services Agreements existing on the Initial Borrowing Date.

                  "Mandatory  Borrowing"  shall  have the  meaning  provided  in
Section 1.01(e).

                  "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 7.01(a) (other than in respect of the fourth fiscal quarter of any fiscal year of Silgan) or Section 7.01(b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(a) (other than in respect of the fourth fiscal quarter of any fiscal year of Silgan) or Section 7.01(b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) (other than in respect of the fourth fiscal quarter of any fiscal year of Silgan) or Section 7.01(b), as the case may be; provided that the first Margin Reduction Period shall commence on the date of delivery of the financial statements in respect of the fiscal quarter of Silgan ending on December 31, 1997.

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Maturity Date" shall mean the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

                  "Maximum Amount" shall have the meaning provided in Section 12.20.

                  "Maximum Swingline Amount" shall mean $20,000,000.

                  "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000, (ii) for Revolving Loans, $2,500,000 and (iii) for Swingline Loans, $250,000.

                  "Mortgage Policies" shall mean the mortgage title insurance policies issued in respect of each of the Mortgaged Properties.

                  "Mortgaged Properties" shall mean all Real Property of the Credit Parties listed on Schedule III and designated as a "Mortgaged Property" therein, as well as any additional Real Property subject to a Mortgage after the Initial Borrowing Date.

                  "Mortgages" shall mean mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust granted in favor of the Collateral Agent for the benefit of the respective Secured Creditors with respect to the Mortgaged Properties, which mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust are or shall be in a form which is satisfactory to the Administrative Agent, with such changes as are necessary or desirable in the opinion of local counsel to conform with applicable state law and procedure.

                  "MSLEF II" shall mean The Morgan Stanley Leveraged Equity Fund II, L.P., a Delaware limited partnership.

                  "NAIC" shall mean the National Association of Insurance Commissioners.

                  "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

                  "Net Equity Proceeds" shall mean, with respect to each sale or issuance by Silgan of its equity, the cash proceeds received by Silgan therefrom (net of underwriting discounts and commissions and other costs associated therewith).

                  "Net Equity Proceeds Amount" shall mean, at any time, an amount equal to the Net Equity Proceeds received by Silgan after the Initial Borrowing Date, with the Net Equity Proceeds Amount to be immediately reduced by
(i) the amount of any  voluntary  prepayments  of Term Loans  made  pursuant  to
Section 4.01(a) with Net Equity Proceeds, (ii) the amount of any Permitted Subordinated Debt Repurchases made with Net Equity Proceeds, (iii) the amount of any Capital Expenditures or Permitted Acquisitions made with Net Equity Proceeds, (iv) the amount of any Investments made pursuant to Section 8.05(xiii) or guarantees entered into pursuant to Section 8.04(xiii) in each case with Net Equity Proceeds and (v) the amount of Dividends paid pursuant to Section 8.03(iv) made with Net Equity Proceeds.

                  "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes associated therewith) received by the respective Person therefrom.

                  "Net Sale Proceeds" shall mean, for any Asset Sale or sale and leaseback transaction, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale or sale and leaseback transaction net of (i) the reasonable costs incurred in connection therewith, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness under this Agreement) which is secured by the respective assets which were sold and (iii) the estimated marginal increase in taxes which will be payable by Silgan's consolidated group with respect to the year in which sale occurs as a result thereof.

                  "9% Senior Subordinated Debenture Indenture" shall mean the Indenture, dated as of June 9, 1997, between Silgan and The First National Bank of Chicago, as Trustee, and as amended by the First Supplemental Indenture thereto, dated as of June 24, 1997.

                  "9% Senior Subordinated Debenture Documents" shall mean the 9% Senior Subordinated Debentures, the 9% Senior Subordinated Debenture Indenture and each of the other documents executed in connection therewith.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Note" shall mean each A Term Note, each B Term Note, each Revolving Note and each Swingline Note.

                  "Notice of  Borrowing"  shall  have the  meaning  provided  in
Section 1.03(a).

                  "Notice of  Conversion"  shall have the  meaning  provided  in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations"   shall   mean   all   amounts   owing   to  the
Administrative Agent, the Co-Arrangers, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided, that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted  Acquisition"  shall have the  meaning  provided in
Section 8.02(x).

                  "Permitted Additional Investment Basket Amount" shall mean, at any time, an amount equal to the sum of (I) the Net Equity Proceeds Amount at such time and (II) the Retained Excess Cash Flow Amount at such time.

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

                  "Permitted Liens" shall have the meaning provided in Section 8.01.

                  "Permitted Subordinated Debt Repurchases" shall mean one or more open market or privately negotiated transactions or voluntary Refinancings pursuant to which Silgan Refinances outstanding 9% Senior Subordinated
Debentures, Subordinated, Exchange Debentures or Refinancing Subordinated Indebtedness so long as (i) at the time of each such Refinancing, no Default or Event of Default then exists or would result therefrom, (ii) the sources of funds used to effect any such Refinancing derive solely from the Net Equity Proceeds Amount at such time, the Retained Excess Cash Flow Amount at such time, Refinancing Subordinated Indebtedness and, in the case of the Subordinated Exchange Debentures, Revolving Loans and (iii) immediately following any such Refinancing, the 9% Senior Subordinated Debentures, the Subordinated Exchange Debentures or the Refinancing Subordinated Indebtedness so Refinanced are cancelled by Silgan.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or any single-employer plan (as defined in Section 4001(a)(15) of ERISA), subject to

Title IV of ERISA, which is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate.

                  "Plastics" shall have the meaning provided in the first paragraph of this Agreement.

                  "Pledge Agreement" shall have the meaning provided in Section 5.01(h).

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledged Securities" shall have the meaning provided in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Pro  Forma  Basis"  shall  mean,  in   connection   with  any
calculation of compliance with any financial covenant or financial term required by this Agreement to be determined on a Pro Forma Basis, the calculation thereof after giving effect on a pro forma basis to (w) the assumption, incurrence or issuance of any Indebtedness or capital stock (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness, or to finance Permitted Acquisitions or Investments made pursuant to Section 8.05(xiii)) during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period as if such Indebtedness had been incurred or capital stock issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, it being understood that to the extent any Indebtedness is incurred to purchase any working capital in connection with a Permitted Acquisition, such amount shall be based on the average working capital of the Person or assets so acquired for the four quarter period immediately preceding the date of such acquisition, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness (except to the extent accompanied by a permanent commitment reduction) and any A Term Loan Scheduled Repayment, B Term Loan Scheduled Repayment or scheduled principal amortization payment under the Canadian Credit Facility) during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period,
(y) the consummation of any Specified Asset Sale or sale and leaseback transaction during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period as if such Specified Asset Sale or sale and leaseback transaction had been consummated on the first day of the relevant Calculation Period and (z) all Permitted Acquisitions, consummated during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period and, in the case of determining compliance with Section 8.02(x), on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection with the foregoing:

                  (i) all Indebtedness and capital stock (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted
         Acquisitions or Investments made pursuant to Section 8.05(xiii)) assumed, incurred or issued during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period (whether incurred to finance a Permitted Acquisition or an Investment made pursuant to Section 8.05(xiii), to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness (except to the extent accompanied by a permanent commitment reduction)) permanently retired or redeemed during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

                  (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) in the case of floating rate Indebtedness, the average rate which would have been applicable thereto during the respective period when same was deemed outstanding (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

                  (iii) in making any determination of EBITDA, pro forma effect shall be given to any Permitted Acquisition and any Specified Asset Sale and sale and leaseback transaction for the periods described above, taking into account, in the case of any Permitted Acquisition, any factually supportable and identifiable cost savings and expenses which are directly attributable to such Permitted Acquisition as if such cost savings or expenses were realized on the first day of the respective period.

In connection with any Permitted Acquisition in which the aggregate consideration exceeds $50,000,000, or after more than $100,000,000 in Permitted Acquisitions have occurred in any twelve-month period (including, for this purpose, any Permitted Acquisition then being consummated which would cause the aggregate consideration for all such Permitted Acquisitions to exceed $100,000,000), Silgan also shall deliver a statement to the Banks in connection with any such Permitted Acquisition, in form and substance reasonably acceptable to the Administrative Agent, of a nationally recognized independent accounting firm verifying the methodology used by Silgan in making the pro forma adjustments for the cost savings and expenses, if any, which are directly attributable to any such Permitted Acquisition. In addition, to the extent that either historical financial information of the Person or assets acquired as part of any Permitted Acquisition is not available or pro forma adjustments have been made to any available historical financial information, Silgan also shall provide a certificate of its chief financial officer certifying that the financial information used to determine such pro forma calculations reasonably reflects the results that would have occurred had such Permitted Acquisition occurred on the first day of the most recently ended Test Period, and in the case of any Permitted Acquisition in which the aggregate consideration exceeds $50,000,000, or after more than $100,000,000 in Permitted Acquisitions have occurred in any twelve-month period (including, for this purpose, any Permitted Acquisition then being consummated which would cause the aggregate consideration for all such Permitted

Acquisitions to exceed $100,000,000), Silgan also shall deliver to the Banks in connection with any such Permitted Acquisition, a statement in form and substance reasonably acceptable to the Administrative Agent, of a nationally recognized independent accounting firm verifying the methodology used by Silgan in making the pro forma calculations referred to above. It is understood and agreed that for purposes of the definition of Pro Forma Basis, a Permitted Acquisition shall include the three permitted acquisitions consummated by Silgan and its Subsidiaries in 1997 pursuant to the Existing Credit Agreement.

                  "Projections" shall have the meaning provided in Section 5.01(o).

                  "Qualified Preferred Stock" shall mean any preferred stock of Silgan so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before June 30, 2006, (ii) do not require the cash payment of dividends prior to the fifth anniversary after the date of the issuance thereof (provided that the terms of such Qualified Preferred Stock shall provide that the payment of such Dividends are otherwise subject to the provisions set forth in this Agreement, as the same may be amended, modified, replaced or refinanced from time to time), (iii) do not contain any covenants that are more restrictive in any material respect than those covenants contained in the 9% Senior Subordinated Debenture Indenture, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Silgan, liquidations involving Silgan or amendments to any of the covenants set forth therein, and (v) are otherwise reasonably satisfactory to the Co-Arrangers.

                  "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

                  "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Receivables   Subsidiary"   shall  mean  a  special   purpose
Wholly-Owned Domestic Subsidiary of Silgan formed to enter into the Accounts Receivable Facility.

                  "Recovery Event" shall mean the receipt by Silgan or any of its Subsidiaries of any cash insurance proceeds or casualty or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Silgan or any of its Subsidiaries.

                  "Refinance," "Refinanced" or "Refinancing" shall mean, when used in respect of the Subordinated Exchange Debentures, the 9% Senior Subordinated Debentures and/or any Refinancing Subordinated Indebtedness, to refinance, redeem, repay, repurchase, acquire or defease any such issue of Indebtedness.

                  "Refinancing Subordinated Indebtedness" shall have the meaning provided in Section 8.04(x).

                  "Refinancing Subordinated Indebtedness Documents" shall mean all indentures, securities purchase agreements, note agreements and other documents and agreements entered into in connection with any Refinancing Subordinated Indebtedness.

                  "Register" shall have the meaning provided in Section 12.16.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Replaced  Bank"  shall have the  meaning  provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required  Appraisal"  shall  have  the  meaning  provided  in
Section 7.11.

                  "Required Banks" shall mean Non-Defaulting Banks the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or, if after the Total Revolving Loan Commitment has been terminated, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

                  "Retained Excess Cash Flow Amount" shall mean, initially zero and at any time on or after January 1, 1998, a cumulative amount equal to the remainder of (x) 100% of Excess Cash Flow for each Excess Cash Payment Period less (y) the amount (if any) required to be repaid pursuant to Section 4.02(d) in respect of each such Excess Cash Payment Period, with the Retained Excess Cash Flow Amount to be immediately reduced by (i) the amount of any voluntary prepayments of Term Loans made pursuant to Section 4.01(a) utilizing the Retained Excess Cash Flow Amount, (ii) the amount of any Permitted Subordinated Debt Repurchases made with the proceeds of the Retained Excess Cash Flow Amount (including all amounts expended in respect of principal, premium, and fees, but excluding interest), (iii) the amount of any Capital Expenditures made with the proceeds of the Retained Excess Cash Flow Amount and (iv) the amount of any Investments made pursuant to Section 8.05(xiii) or guaranties entered into pursuant to Section 8.04(xiii) in excess of $100,000,000 in the aggregate in each case made with the proceeds of the Retained Excess Cash Flow Amount.

                  "Revolving Borrower" shall mean each of Containers, Plastics and any other Wholly-Owned Domestic Subsidiary of Silgan (other than the Receivables Subsidiary) that becomes a Revolving Borrower pursuant to Section 5.03.

                  "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 9,(y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 12.04(b) or (z) increased from time to time pursuant to
Section 12.17.

                  "Revolving Loan Maturity Date" shall mean December 31, 2003.

                  "Revolving Loans" shall have the meaning provided in Section 1.01(c).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Revolving Outstandings" shall mean, at any time, the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time, provided that the term Revolving Outstandings shall not include any Revolving Loans or Swingline Loans the proceeds of which were used to effect a Permitted Acquisition, an Investment pursuant to Section 8.05(xiii) or a Permitted Subordinated Debt Repurchase.

                  "SEC" shall have the meaning provided in Section 7.01(g).

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

                  "Secured Creditors" shall have the meaning provided in the Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Security  Agreement"  shall  have  the  meaning  provided  in
Section 5.01(i).

                  "Security Agreement Collateral" shall mean and include all "Collateral" as defined in the Security Agreement.

                  "Security   Documents"  shall  mean  and  include  the  Pledge
Agreement, the Mortgages, the Security Agreement and, after the execution and delivery thereof, each Additional Security Document.

                  "Silgan"  shall  have  the  meaning   provided  in  the  first
paragraph of this Agreement.

                  "Silgan Plastics Canada" shall mean Silgan Plastics Canada Inc., an Ontario corporation and a Wholly-Owned Subsidiary of Canadian Holdco.

                  "Specified Asset Sale" shall mean any Asset Sale in which the gross cash proceeds received therefrom is at least $1,000,000.

                  "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

                  "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

                  "Subordinated Exchange Debenture Documents" shall mean the Subordinated Exchange Debentures, the Subordinated Exchange Debenture Indenture and each of the other documents executed in connection therewith.

                  "Subordinated Exchange Debenture Indenture" shall mean the Indenture, dated as of July 22, 1996, between Silgan and State Street Bank and Trust Company, as Trustee.

                  "Subordinated Exchange Debentures" shall mean Silgan's 13-1/4% Exchange Debentures due 2006 which were issued pursuant to the Subordinated Exchange Debenture Indenture.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of any Borrower.

                  "Subsidiary Guarantor" shall mean (i) each Revolving Borrower in its capacity as a guarantor under the Borrowers/Subsidiaries Guaranty and
(ii) each other Domestic Subsidiary of Silgan (other than the Receivables Subsidiary) which is at least 80% owned (directly or indirectly) by Silgan.

                  "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50% contained therein were changed to "66-2/3%".

                  "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(d).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Tax Sharing Agreement" shall mean the Tax Allocation Agreement, dated as of July 13, 1990, as amended on December 21, 1993 and August 1, 1995, by and among Silgan and each of its Domestic Subsidiaries party thereto, as amended, modified or supplemented from time to time.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan" shall mean each A Term Loan and each B Term Loan.

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Silgan ended immediately prior to such Start Date.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of Silgan (in each case taken as one accounting period).

                  "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

                  "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                  "Total  Indebtedness"  shall mean, at any time,  the aggregate
amount  of  Indebtedness  of  Silgan  and  its  Subsidiaries   determined  on  a
consolidated basis at such time.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

                  "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., A Term Loans, B Term Loans, Revolving Loans and Swingline Loans.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the relevant jurisdictions.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings.

                  "Voting   Stock"  shall  mean  the  capital  stock  of  Silgan
ordinarily having the power to vote for the election of directors of Silgan.

                  "Waivable Mandatory Repayment" shall have the meaning provided in Section 4.02(k).

                  "Waivable   Voluntary   Prepayment"  shall  have  the  meaning
provided in Section 4.01(c).

                  "Wholly-Owned  Domestic  Subsidiary"  shall  mean,  as to  any
Person,  any  Wholly-Owned   Subsidiary  of  such  Person  that  is  a  Domestic
Subsidiary.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Working Capital" shall mean, at any time, Consolidated Current Assets (excluding cash and Cash Equivalents) less Consolidated Current Liabilities at such time; provided, however, for purposes of calculating Excess Cash Flow for any Excess Cash Payment Period, Working Capital shall be calculated on a pro forma basis to give effect to any Permitted Acquisitions made during such period.

                  10.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless other- wise specified.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the last audited financial statements referred to in Section 6.07(a).

                  Section 11. The Administrative Agent and the Co-Arrangers.

                  11.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as a Co-Arranger and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate Bank of America National Trust & Savings Association as a Co-Arranger (for purposes of this Section 11, the term "Co-Arranger" as it applies to Bank of America Illinois shall include Bank of America National Trust & Savings Association in its capacity as Syndication Agent) to act as specified herein and in the other Credit Documents. The Banks hereby designate Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc. as a Co-Arranger (for purposes of this Section 11, the term "Co-Arranger" as it applies to Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc. shall include Goldman Sachs Credit Partners L.P. and Morgan Stanley Senior Funding, Inc. in their capacity as a "Co-Documentation Agent") to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes the Administrative Agent and the Co-Arrangers to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and the Co-Arrangers by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and the Co-

Arrangers may perform any of their respective duties hereunder by or through their respective officers, directors, agents or employees.

                  11.02 Nature of Duties. Neither the Administrative Agent nor any Co-Arranger shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent, any Co-Arranger nor any of their respective officers, directors, agents, affiliates or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Co-Arrangers shall be mechanical and administrative in nature; neither the Administrative Agent nor any Co-Arranger shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Co-Arranger any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. Notwithstanding anything to the contrary contained in this Agreement, the Co-Documentation Agents and the Syndication Agent, in their capacity as such, shall have no duties or responsibilities under this Agreement or under the other Credit Documents.

                  11.03  Lack  of  Reliance  on  the  Administrative  Agent  and
Co-Arrangers. Independently and without reliance upon the Administrative Agent or any Co-Arranger, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Silgan and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Silgan and its Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent nor any Co-Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, or at any time or times thereafter. Neither the Administrative Agent nor any Co-Arranger shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Silgan or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Silgan or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, as the case may be, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  11.05 Reliance. The Administrative Agent and each of the Co-Arrangers shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or such Co-Arranger believes to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                  11.06 Indemnification. To the extent the Administrative Agent or any Co-Arranger is not reimbursed and indemnified by the Borrowers, the Banks will reimburse and indemnify the Administrative Agent and such Co-Arranger, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there are no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or such Co-Arranger, in their respective capacities as such, in performing their duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Co-Arranger's gross negligence or willful misconduct.

                  11.07 The Administrative Agent and the Co-Arrangers in Their Individual Capacity. With respect to its obligation to make Loans and, to participate in Letters of Credit under this Agreement, the Administrative Agent and each of the Co-Arrangers shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though they were not performing the duties specified herein; and the term "Banks," "Required Banks," "Majority Banks," "Supermajority Banks" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and each of the Co-Arrangers in their individual capacities. The Administrative Agent and each of the Co-Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, or purchase an equity interest in, Silgan or any Affiliate of Silgan as if it were not performing the duties specified herein, and may accept fees and other consideration from Silgan for services in connection with this Agreement and otherwise without having to account for the same to the Banks. The Administrative Agent and each of the Co-Arrangers may also be an equity investor in Silgan or any Affiliate of Silgan without any consent required from any Banks.

                  11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any note or notes issued in exchange therefor.

                  11.09 Resignation by the Administrative Agent and the Co-Arrangers. (a) The Administrative Agent and/or any of the Co-Arrangers may resign from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents (other than under the Security Documents except to the extent provided therein) at any time by giving 15 Business Days' prior (or, in the case of a Co-Arranger, same day) written notice to the Borrowers and the Banks. In the case of the resignation by the Administrative Agent, such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and
(c) below or as otherwise provided below. In the case of a resignation by any Co-Arranger, such resignation shall become effective immediately.

                  (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to Silgan.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Silgan, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document (other than under any Security Document except to the extent so appointed in accordance with the terms thereof) until such time, if any, as the Required Banks appoint a successor agent as provided above.

                  Section 12.  Miscellaneous.

                  12.01 Payment of Expenses, etc. The Borrowers jointly and severally agree that they will: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Co-Arrangers in connection with the preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case, local counsel and, without duplication, the allocated costs of in-house counsel for the Co-Arrangers) and of the Administrative Agent and each of the Co-Arrangers in connection with their syndication efforts with respect to this Agreement and of the Administrative Agent, each of the Co-Arrangers, the Collateral Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, each of the Co-Arrangers, the Collateral Agent and each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent, each of the Co-Arrangers, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Co-Arranger or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or
(b) the actual or alleged presence of hazardous materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Silgan or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of hazardous materials at any location, whether or not owned or operated by Silgan or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any environmental claim asserted against Silgan, any of its Subsidiaries or any Real Property owned or at any time operated by Silgan or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Co-Arranger or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time with the prior consent of the Administrative Agent or the Required Banks, without presentment, demand, protest or other notice of any kind to any Borrower or to any other
Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Borrower against and on account of the Obligations and liabilities of such Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.
Notwithstanding anything to the contrary contained in this Section 12.02, no Bank shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

                  12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Borrower, at its address specified opposite its signature below; if to any Bank, at its office specified opposite its name on Schedule IX; and if to the Administrative Agent, at its Notice Office; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or outstanding Loans hereunder except as provided in Sections 1.13 and 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon



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



(except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by any Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed and/or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500, provided further, that no assignment pursuant to this Section 12.04(b) shall be effective until recorded in the Register by the Administrative Agent. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Bank which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Co-



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



Arranger or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Administrative Agent, any Co-Arranger or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, any Co-Arranger or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any Co-Arranger, any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations of such Borrower hereunder, the Administrative Agent shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, the Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all such Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of such Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of



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



such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Silgan to the Banks); provided that, except as otherwise specifically provided herein, (i) all computations determining compliance with Section 4.02, Section 8 and the definitions of Applicable Commitment Commission Percentage and Interest Reduction Discount shall utilize accounting principles and policies in conformity with those used to prepare the audited historical financial statements delivered to the Banks pursuant to Section 6.07(a) and (ii) all computations determining compliance with Sections 8.08 and 8.09 and the definitions of Applicable Commitment Commission Percentage and Interest Reduction Discount shall be determined on a Pro Forma Basis; provided further, that in determining EBITDA for any period, no effect shall be given (but only to the extent not already otherwise excluded from the calculation of EBITDA under this Agreement) (I) to FAS 106, (II) to any unusual charges to the extent that cash is not expended during such period or (III) to any premiums paid during such period in connection with Silgan's refinancing of its 11-3/4% Senior Subordinated Notes due 2002 or in connection with any future Refinancing of the Subordinated Exchange Debentures.

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL



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



ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

                  (B) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each of the Borrowers and the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give each Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver. (a) Except to the extent set forth in Section 12.17(a), neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction, provided that such amendment or modification was not consummated for the purpose of lowering the interest rate or Fees hereunder), (ii) release all or substantially all of the Collateral (except as



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



expressly  provided in the Credit  Documents) under all the Security  Documents,
(iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (vi) consent to the release of Silgan, Containers or Plastics from its obligations under the Borrowers/Subsidiaries Guaranty except, in the case of Containers or Plastics, in connection with a sale of all or substantially all of the assets of, or all of the capital stock of, Containers or Plastics in a transaction permitted under this Agreement or that has been approved by the Required Banks; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans,
(w) without the consent of the Administrative Agent or the Co-Arrangers, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or the Co-Arrangers or any other provision as same relates to the rights or obligations of the Administrative Agent or the Co-Arrangers,
(x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b) or (c)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or
(z) without the consent of the Supermajority Banks of the respective Tranche, amend the definition of Supermajority Banks or reduce the amount of, or shorten or extend, any A Term Loan Scheduled Repayment or B Term Loan Scheduled Repayment, as the case may be.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of other Banks whose consent is required is not obtained, then Silgan shall have the right to either (A) replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent with respect to such increase in respect of itself), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided that Silgan shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and all Unpaid Drawings hereunder and the termination of the Commitments.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then no Borrower shall be obligated to pay such increased costs (although each Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  12.15 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 12.15, each Bank agrees that it will not disclose without the prior consent of Silgan (other than on a confidential basis to its employees, partners, directors, officers, auditors or counsel or to another Bank or such Bank's holding or parent company if such Bank determines in its sole discretion that any such party should have access to such information) any information with respect to Silgan or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (i) as has become generally available to the public, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors,
(iii) as may be required in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) that is already in possession of such Bank on a non- confidential basis, (vi) that is provided to such Bank on a non-confidential basis by a Person who in doing so has not violated a duty of confidentiality owing to any Bank or to Silgan or any of its Subsidiaries and
(vii) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Commitments or any interest therein by such Bank, provided that such prospective transferee (x) agrees with such Bank, to maintain the confidentiality provisions contained in this Section or (y) is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor so long as such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to keep such information confidential to the same extent required of the Banks hereunder.

                  (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its Affiliates (including, in the case of any Bank that is a fund, such Bank's investment advisor) any information related to Silgan or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Silgan and its Subsidiaries, provided that such affiliates shall be subject to the provision of clause (a) of this Section 12.15 to the same extent as such Bank).

                  12.16 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the name, address and taxpayer identification number, if any, of each of the Banks, the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect such Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16, provided that no Borrower shall be liable for any portion of such losses, claims, damages and liabilities resulting from the Administrative Agent's gross negligence or willful misconduct.

                  12.17 Increase of Revolving Loan Commitments; Release of Collateral. (a) So long as no Default or Event of Default then exists, Silgan shall have the right at any time and from time to time on and after the Initial Borrowing Date to request one or more Banks to increase its Revolving Loan Commitment, it being understood and agreed, however, that (i) no Bank shall be obligated to increase its Revolving Loan Commitment as a result of any request by Silgan, (ii) any Bank may so increase its Revolving Loan Commitment without the consent of any other Bank or the Administrative Agent, (iii) any increase in the Total Revolving Loan Commitment pursuant to this Section 12.17(a) shall be in a minimum amount of at least $5,000,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the Total Revolving Loan Commitment may not be increased by more than $200,000,000 pursuant to this Section 12.17(a) and (v) any increase in the Revolving Loan Commitment of any Bank pursuant to this
Section 12.17(a) shall be done in coordination with the Administrative Agent. At the time of any increase in the Total Revolving Loan Commitment pursuant to this
Section 12.17(a), (i) the Revolving Borrowers and the Administrative Agent shall take all such actions as may reasonably be practicable to avoid or minimize any breakage or similar costs incurred by the Banks in connection with any increase of the Total Revolving Loan Commitment pursuant to this Section 12.17(a) and so that the Banks continue to participate in each Borrowing of Revolving Loans on a pro rata basis based on their revised Revolving Loan Commitments, it being understood and agreed, however, that the Borrowers shall be jointly and severally obligated to pay to the respective Banks such breakage or similar costs in connection therewith, (ii) Schedule I shall be deemed modified to reflect the revised Revolving Loan Commitments of the affected Banks (and no further amendment to this Agreement shall be required), (iii) upon surrender of the old Revolving Notes by those Banks that have increased their Revolving Loan Commitments pursuant to this Section 12.18(a), new Revolving Notes will be issued, at the Revolving Borrowers' expense, to such Banks to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and (iv) Silgan shall deliver such opinions of counsel in connection therewith as shall reasonably be requested by the Administrative Agent.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any Security Document, the Banks hereby acknowledge and agree that from and after the time that Silgan receives a written stated "senior unsecured implied" rating of at least BBB- from Standard & Poor's Rating Services or at least Baa3 from Moody's Investors Service, Inc., in either case with respect to Silgan's long-term Indebtedness, Silgan shall have the right, so long as no Default or Event of Default then exists, to request the Collateral Agent to release all of the Collateral under all of the Security Documents, and the Collateral Agent is hereby authorized by the Banks to (and the Collateral Agent agrees to) execute and deliver all such documents and releases as may be necessary or appropriate to effectuate such release. The Collateral Agent agrees that it shall promptly notify the Banks of such release of Collateral described in this Section 12.17(b).

                  12.18 Certain Agreements with Respect to the Subordinated Exchange Debentures and the 9% Senior Subordinated Debentures. The Borrowers covenant and agree that they will take, and will cause each of their Subsidiaries to take, all such actions as may be necessary so as to ensure that all Indebtedness incurred under this Agreement and the other Credit Documents (other than any portion of the Term Loans incurred hereunder which is justified as being incurred under clause (i) of Section 4.3(b) of the Subordinated Exchange Debenture Indenture and the first paragraph of Section 4.03(a) of the 9% Senior Subordinated Debenture Indenture) will always be permitted to be incurred under clause (i) of the definition of "Silgan Indebtedness" under the Subordinated Exchange Debenture Indenture and under clause (i) of the second paragraph of Section 4.03(a) of the 9% Senior Subordinated Debenture Indenture without relying on any other provision of any such Section of the Subordinated Exchange Debenture Indenture or the 9% Senior Subordinated Debenture Indenture.

                  12.19 Limitation on Additional Amounts, etc. Not-withstanding anything to the contrary contained in Sections 1.10, 1.11 or 2.06, unless a Bank gives notice to Silgan that Silgan or another Borrower is obligated to pay an amount under any such Section within 135 days after the later of (x) the date such Bank incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or
(y) the date
such Bank has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Section 1.10, 1.11 or 2.06, as the case may be, to the extent the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 135 days prior to such Bank giving notice to Silgan that Silgan or another Borrower is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11 or 2.06, as the case may be. This Section 12.19 shall have no applicability to any Section of this Agreement other than said Sections 1.10,
1.11 or 2.06.

                  12.20 Maximum Amount. (a) It is the intention of the Borrowers and the Banks to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between or among the Borrowers, the Administrative Agent and the Banks, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to the Banks or to Administrative Agent on behalf of the Banks as interest hereunder or under the other Credit Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the Indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the "Maximum Amount"). If under any circumstances whatsoever fulfillment of any provision hereof, or of any of the other Credit Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the Banks for the use, forbearance or detention of the Indebtedness of the Borrowers evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such Indebtedness, so that the actual rate of interest on account of such Indebtedness is uniform throughout the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between or among the Borrowers, the Administrative Agent and the Banks.

                  (b) If under any circumstances the Banks shall receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 4.01(a), and shall be so applied in accordance with Section 4.01(a) or if such amount exceeds the unpaid balance of the Loans and any other Indebtedness of the Borrowers in favor of the Banks, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Borrowers.

                                   *    *    *

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
                                       SILGAN HOLDINGS INC.
4 Landmark Square
Suite 400
Stamford, CT  06901                    By  /s/ Harley Rankin, Jr.
Attn:  Harley Rankin, Jr.                _______________________________________
Telephone:  (203) 975-7110               Title:  Executive Vice President, Chief
Fax:  (203) 975-7902                             Financial Officer and Treasurer

                                       SILGAN CONTAINERS CORPORATION
4 Landmark Square
Suite 400
Stamford, CT  06901                    By  /s/ Harley Rankin, Jr.
Attn:  Harley Rankin, Jr.                _______________________________________
Telephone:  (203) 975-7110               Title:  Vice President
Fax:  (203) 975-7902

                                       SILGAN PLASTICS CORPORATION
4 Landmark Square
Suite 400
Stamford, CT  06901                    By  /s/ Harley Rankin, Jr.
Attn:  Harley Rankin, Jr.                _______________________________________
Telephone:  (203) 975-7110               Title:  Vice President
Fax:  (203) 975-7902

                                       BANKERS TRUST COMPANY,
                                            Individually, and as
                                       Administrative Agent
                                           and as a Co-Arranger


                                       By  /s/ Gregg Shefrin
                                         _______________________________________
                                         Title:  Vice President

                                       BANK OF AMERICA NATIONAL TRUST &
                                           SAVINGS ASSOCIATION,
                                           Individually, and
                                           as Syndication Agent
                                           and as a Co-Arranger


                                       By  /s/ Linda Carper
                                         _______________________________________
                                         Title:  Managing Director

                                           Silgan Holdings Inc. Credit Agreement



                                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                       Individually, and as a Co-
                                       Documentation Agent and
                                       as a Co-Arranger



                                       By  /s/ Stephen B. King
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       MORGAN STANLEY SENIOR FUNDING, INC.,
                                       Individually, and as a Co-
                                       Documentation Agent and
                                       as a Co-Arranger



                                       By  /s/ Christopher A. Pucillo
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       CRESCENT/MACH I PARTNERS, L.P.

                                       By: TCW Asset Management Company
                                       Its Investment Manager



                                       By  /s/ Jonathan R. Insull
                                         _______________________________________
                                         Title:  Vice President


                                       TCW LEVERAGED INCOME TRUST, L.P.

                                       By: TCW Advisers (Bermuda), Ltd.,
                                       as General Partner




                                       By  /s/ Jonathan R. Insull
                                         _______________________________________
                                         Title: Vice President


                                       By: TCW Investment Management Company,
                                       as Investment Adviser



                                       By  /s/ Jonathan R. Insull
                                         _______________________________________
                                         Title: Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       Continental Assurance Company
                                       Separate Account (E)
                                       By:  TCW Asset Management Company
                                       As Attorney-in-Fact



                                       By  /s/ Jonathan R. Insull
                                         _______________________________________
                                         Title: Managing Director


                                       By  /s/ Jonathan R. Insull
                                         _______________________________________
                                         Title: Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE BANK OF NOVA SCOTIA



                                       By  /s/ Kevin McCarthy
                                         _______________________________________
                                         Title:  Unit Head

                                           Silgan Holdings Inc. Credit Agreement



                                       BANK POLSKA KASA OPIEKI, S.A.



                                       By /s/ William A. Shea
                                         _______________________________________
                                         Title:  Vice President, Senior
                                                 Lending Officer

                                           Silgan Holdings Inc. Credit Agreement



                                       CIBC INC.




                                       By  /s/ Timothy E. Doyle
                                         _______________________________________
                                         Title:  Managing Director

                                           Silgan Holdings Inc. Credit Agreement



                                       CITIBANK, N.A.



                                       By  /s/ Hans L. Christensen
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       COMPAGNIE FINANCIERE DE CIC ET
                                       DE L'UNION EUROPEENNE



                                       By  /s/ Brian O'Leary
                                         _______________________________________
                                         Title:  Vice President



                                       By  /s/ Sean Mounier
                                         _______________________________________
                                         Title:  First Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       CREDIT LYONNAIS NEW YORK BRANCH



                                       By  /s/ Mark Koneval
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       FLEET NATIONAL BANK



                                       By  /s/ Steve Kalin
                                         _______________________________________
                                         Title:  Assistant Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       GENERAL ELECTRIC CAPITAL CORPORATION



                                       By  /s/ Janet K. Williams
                                         _______________________________________
                                         Title:  Duly Authorized Signatory

                                           Silgan Holdings Inc. Credit Agreement



                                       KZH-SOLEIL CORPORATION



                                       By  /s/ Virginia Conway
                                         _______________________________________
                                         Title:  Authorized Agent



                                       KZH CRESCENT CORPORATION



                                       By  /s/ Virginia Conway
                                         _______________________________________
                                         Title:  Authorized Agent

                                           Silgan Holdings Inc. Credit Agreement



                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY



                                       By  /s/ John B. Wheeler
                                         _______________________________________
                                         Title:  Managing Director

                                           Silgan Holdings Inc. Credit Agreement



                                       SENIOR HIGH INCOME PORTFOLIO, INC.



                                       By  /s/ R. Douglas Henderson
                                         _______________________________________
                                         Title:  Authorized Signatory

                                           Silgan Holdings Inc. Credit Agreement



                                       MERITA BANK LTD.



                                       By  /s/ Clifford Abramsky
                                         _______________________________________
                                         Title:  Vice President




                                       By  /s/ Frank Maffei
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       NATIONAL CITY BANK



                                       By  /s/ Robert C. Rowe
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE FIRST NATIONAL BANK OF CHICAGO



                                       By  /s/ James W. Peterson
                                         _______________________________________
                                         Title:  As Authorized Agent

                                           Silgan Holdings Inc. Credit Agreement



                                       PNC BANK, NATIONAL ASSOCIATION



                                       By  /s/ Donald V. Davis
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       DEEP ROCK & COMPANY

                                       By:  Eaton Vance Management,
                                       as Investment Advisor



                                       By  /s/ Barbara Campbell
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE BANK OF NEW YORK



                                       By  /s/ Ken Sneider
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       BANK OF SCOTLAND



                                       By  /s/ Joseph Fratus
                                         _______________________________________
                                         Title:  Assistant Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       BANK OF TOKYO-MITSUBISHI TRUST
                                       COMPANY, Successor to Merger to
                                       The Bank of Tokyo Trust Company, as
                                       a Bank



                                       By  /s/ David McLaughlin
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED



                                       By  /s/ Jun Kawada
                                         _______________________________________
                                         Title:  Joint General Manager

                                           Silgan Holdings Inc. Credit Agreement



                                       THE SAKURA BANK, LIMITED



                                       By  /s/ Yoshikazu Nagura
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       WELLS FARGO BANK N.A.



                                       By  /s/ James I. Chu
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE MITSUBISHI TRUST AND BANKING
                                       CORPORATION



                                       By  /s/ Toshihiro Hayashi
                                         _______________________________________
                                         Title:  Senior Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE TOKAI BANK, LIMITED NEW YORK BRANCH



                                       By  /s/ Kaoru Oda
                                         _______________________________________
                                         Title:  Assistant General Manager

                                           Silgan Holdings Inc. Credit Agreement



                                       THE DAI-ICHI KANGYO BANK, LTD.



                                       By  /s/ Ronald Wolinsky
                                         _______________________________________
                                         Title:  Vice President and Group Leader

                                           Silgan Holdings Inc. Credit Agreement



                                       BANK LEUMI TRUST COMPANY OF NEW YORK



                                       By  /s/ Steven R. Navarro
                                         _______________________________________
                                         Title:  First Vice President


                                       By  /s/ Gloria Bucher
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE SUMITOMO TRUST & BANKING CO., LTD.
                                       NEW YORK BRANCH



                                       By  /s/ Suraj P. Bhatia
                                         _______________________________________
                                         Title: Senior Vice President
                                                Manager, Corporate Finance Dept.

                                           Silgan Holdings Inc. Credit Agreement



                                       THE ROYAL BANK OF SCOTLAND PLC



                                       By  /s/ Russell M. Gibson
                                         _______________________________________
                                         Title:  Vice President and
                                                 Deputy Manager

                                           Silgan Holdings Inc. Credit Agreement



                                       FIRSTRUST SAVINGS BANK



                                       By  /s/ Edward D. Ancona
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       CAISSE NATIONALE DE CREDIT AGRICOLE



                                       By  /s/ Rene LeBlanc
                                         _______________________________________
                                         Title:  Vice President, Team Leader

                                           Silgan Holdings Inc. Credit Agreement



                                       THE SANWA BANK, LIMITED



                                       By  /s/ Shayn P. March
                                         _______________________________________
                                         Title:  Assistant Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       SUMMIT BANK



                                       By  /s/ Richard Sobrevinas
                                         _______________________________________
                                         Title:  Managing Director

                                           Silgan Holdings Inc. Credit Agreement



                                       U.S. NATIONAL BANK OF OREGON



                                       By  /s/ Roger H. Weis
                                         _______________________________________
                                         Title:  Vice President

                                           Silgan Holdings Inc. Credit Agreement



                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                       LIMITED, NEW YORK BRANCH



                                       By  /s/ Shuichi Tajima
                                         _______________________________________
                                         Title:  Deputy General Manager

                                           Silgan Holdings Inc. Credit Agreement



                                       THE FUJI BANK, LIMITED NEW YORK BRANCH



                                       By  /s/ Teiji Teramoto
                                         _______________________________________
                                         Title:  Vice President and Manager

                                           Silgan Holdings Inc. Credit Agreement



                                       BANQUE PARIBAS



                                       By  /s/ Duane Helkowski
                                         _______________________________________
                                         Title:  Vice President



                                       By  /s/ Robert G. Carino
                                         _______________________________________
                                         Title:  Vice President

                                       Silgan Holdings Inc. Credit Agreement



                                       SOCIETE GENERALE



                                       By  /s/ Michelle Martin
                                         _______________________________________
                                         Title:  Assistant Vice President